FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-177354

UBS Investment Bank	Barclays Capital

March 16, 2012

Free Writing Prospectus
UBS 2012-C1

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DISCLAIMERS

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This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities offered by these materials are being offered when, as and if issued.  You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made.  You are advised that offered certificates may not be issued that have the characteristics described in these materials.  An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials.  If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase.

The information in this Free Writing Prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates.  The information in this document may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates.  This Free Writing Prospectus is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates.  Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

The information contained in this Free Writing Prospectus may not pertain to any securities that will actually be sold.  The information contained in this Free Writing Prospectus may be based on assumptions regarding market conditions and other matters as reflected in this Free Writing Prospectus.  We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Free Writing Prospectus should not be relied upon for such purposes.  We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Free Writing Prospectus may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Free Writing Prospectus or derivatives thereof (including options).  None of UBS Securities LLC or Barclays Capital Inc. provides accounting, tax or legal advice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.12x 5.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Leased Fee
Sponsor:	Standard Trust		Collateral:	Leased Fee
Borrower:	346 West 17th Street, LLC		Location:	New York, NY
Original Balance:	$120,000,000		Year Built / Renovated(8):	1966 / 2010
Cut-off Date Balance:	$120,000,000		Total Sq. Ft.:	25,300 (0.58 acres)
% by Initial UPB:	TBD		Property Management:	Self-Managed
Interest Rate:	5.1790%		Underwritten NOI(9)(10):	$7,072,020
Payment Date:	6th of each month		Underwritten NCF(9)(10):	$7,072,020
First Payment Date:	April 6, 2012		Appraised Value(5):	$170,000,000
Anticipated Repayment Date:	March 6, 2022		Appraisal Date:	February 1, 2012
Maturity Date:	March 6, 2032
Amortization:	None		Historical NOI
Additional Debt(1):	$35,000,000 unsecured		Most Recent NOI:	$4,715,688 (December 31, 2011)
Call Protection:	L(26), D(90), O(4)		2nd Most Recent NOI:	NAP
Lockbox / Cash Management:	Hard / In Place		3rd Most Recent NOI:	NAP

Reserves(2)			Historical Occupancy (11)
	Initial	Monthly	Most Recent Occupancy:	100%
Taxes(3):	$0	Springing	2nd Most Recent Occupancy:	NAP
Insurance(3):	$0	Springing	3rd Most Recent Occupancy:	NAP
Interest Reserve:	$575,000	$0	(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.
Storage Tank Reserve:	$18,750	$0	(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
Violations Reserve:	$20,000	$0	(3) (4) (5) (6) (7)	The Master Leases are net leases requiring the Master Lease Tenants to pay real estate taxes, insurance, utilities, and all other operating and maintenance costs.
The Cut-off Date Balance/Room and Balloon Balance/Room based on the number of rooms in the Dream Hotel Downtown (not collateral) is$379,747. The Dream Hotel Downtown contains 316 rooms.
The appraiser also provided a valuation of the land and improvements located thereon if unencumbered by the Master Leases and concluded a value of $323,000,000. Based on this value, the Cut-off Date LTV and Balloon LTV is 37.2%.
Underwritten NOI DSCR and Underwritten NCF DSCR are based on NOI and NCF of $7,072,020, which is equal to the total scheduled rents under the Master Leases for 2013, less operating expenses. The NOI and NCF DSCR based on the total scheduled rents under the Master Leases for 2023 of $8,985,938 is 1.43x. The NOI and NCF DSCRs based on the appraiser’s concluded 2012/2013 NOI and NCF of $19,096,985 and $18,254,611, respectively, for the land, together with the cash flow of the Master Lease Tenants under the Master Leases(which cash flow is not part of the collateral) are 3.03x and 2.90x, respectively.
			Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are based on NOI and NCF of $7,072,020, which is equal to the total scheduled rents under the Master Leases for 2013, less operating expenses. The NOI and NCF debt yield based on the total scheduled rents under the Master Leases for 2023 of $8,985,938 is 7.5%. The NOI and NCF debt yields based on the appraiser’s concluded 2012/2013 NOI and NCF of $19,096,985 and $18,254,611, respectively, for the land, together with the cash flow of the Master Lease Tenants under the Master Leases (which cash flow is not part of the collateral) are 15.9% and 15.2%, respectively.

Financial Information
Cut-off Date Balance / Room(4):		NAP
Balloon Balance / Room(4):		NAP
Cut-off Date LTV(5):		70.6%
Balloon LTV(5):		70.6%
Underwritten NOI DSCR(6):		1.12x
Underwritten NCF DSCR(6):		1.12x
Underwritten NOI Debt Yield(7):		5.9%
Underwritten NCF Debt Yield(7):		5.9%

			(8)	Year Built / Renovated relates to the hotel improvements (subject to the Master Leases).
			(9)	Monthly lease payments under the two Master Leases provide cash flow for the payment of debt service.
			(10)	Underwritten NOI and Underwritten NCF are based on the total scheduled rents under the Master Leases for 2013.
			(11)	Historical Occupancy is based on the Master Leases.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.12x 5.9%

The Loan.    The Dream Hotel Downtown Leased Fee loan (the “Dream Hotel Downtown Leased Fee Loan”) is a $120,000,000, fixed-rate loan secured by the borrower’s fee interest in the parcel of land located at 346 West 17th Street, New York, New York, and the improvements located thereon (the “Dream Hotel Downtown Leased Fee Property”).  The Dream Hotel Downtown Leased Fee Property is subject to the rights of the Master Lease Tenants under the Master Leases (as described and defined below), and the Dream Hotel Downtown Leased Fee Loan is subordinate to such Master Leases.  The hotel operated on the Dream Hotel Downtown Leased Fee Property is known as the Dream Hotel Downtown.  The $120.0 million loan has a 10-year term to Anticipated Repayment Date (the “ARD”) and a 20-year term to maturity.  The Dream Hotel Downtown Leased Fee Loan accrues interest at a rate per annum equal to 5.1790% prior to the ARD, and the greater of (i) 9.1790% and (ii) 4.00% in excess of the then-current 10-year yield on U.S. Treasury Obligations thereafter.  The Borrower is required to pay monthly debt service payments of interest only prior to the ARD.  From and after the ARD, the Borrower is required to pay monthly payments equal to the sum of (i) interest accrued at 5.1790% and (ii) all excess cash flow from the Dream Hotel Downtown Leased Fee Property (other than certain expenses of the subject Property and required monthly reserves, if applicable), with all amounts described in clause (i) to be applied to pay a portion of the interest accruing with respect to the loan, and the amount in clause (ii) to be applied first to the repayment of the outstanding principal amount of the loan, and then to the payment of accrued interest with respect to the loan.  From and after the ARD, the Borrower is permitted to prepay the Dream Hotel Downtown Leased Fee Loan in whole or in part.  Loan proceeds were used to refinance existing debt of $115.5 million, pay closing costs and fees of $1.2 million and fund upfront reserves of $0.6 million.  Based on the “as is” appraised value for the Dream Hotel Downtown Leased Fee Property as of February 1, 2012 of $170,000,000, the cut-off date LTV is 70.6%.

The Borrower / Sponsor.    346 West 17th Street, LLC (the “Borrower”) is a single purpose limited liability company structured to be bankruptcy remote, with at least two independent directors in its organizational structure.  The Borrower is owned by 346 West 17th Management Corp (1%) and Cushlin Limited (99%), an Isle of Man corporation.  Cushlin Limited owns 346 West 17th Management Corp (100%) and is owned by Titan Properties Limited (100%), an Isle of Man corporation.  Titan Properties Limited is 100% owned by Standard Trust.

The sponsor of the Borrower and the non-recourse carve-out guarantor is Standard Trust, a Liechtenstein trust (the “Sponsor”). Standard Trust has over $1.0 billion in reported assets with significant hospitality holdings, including five hotels in New York City, two properties in India, and one in Thailand.

The Property.    The Dream Hotel Downtown Leased Fee Property consists of a parcel of land totaling 25,300 square feet or 0.58 acres.  The Borrower leased its interest in the Dream Hotel Downtown Leased Fee Property in September 2007 to Northquay Properties, LLC (the “Northquay Master Tenant”) and Northglen Properties LLC (the “Northglen Master Tenant” and together with the Northquay Master Tenant, the “Master Lease Tenants”) under two separate master leases (the “Northquay Master Lease” and, together with  the “Northglen Master Lease”, the “Master Leases”).  Each Master Lease Tenant is a single purpose entity whose only assets are their respective Master Leases. The two master leases have terms that expire in September 2112.

The Master Lease Tenants of the Dream Hotel Downtown Leased Fee Property are each single purpose entities affiliated with the Borrower and wholly owned by the Chatwal family, a family with over 30 years of experience in the New York market with a focus on hospitality properties.  The Master Lease Tenants’ only assets are their respective interests in their Master Leases.

The Northquay Master Lease covers approximately 178,000 sq. ft. and requires current rent payments to the Borrower of $383,333 per month or $4,600,000 per year.  The base rent under the Northquay Properties Master Lease is scheduled to increase in October 2012 to $525,000 per month or $6,300,000 per year and thereafter has rent steps of 12.5% once every five years.  The Northquay Master Tenant currently operates the hotel portion of the Dream Hotel Downtown Leased Fee Property pursuant to the Northquay Master Lease.  The Northquay Master Lease does not obligate the Northquay Master Tenant to continue to operate a hotel on the premises and permits alterations (other than demolition); provided, however, the Master Lease requires the operation of a hotel at the premises while the Dream Hotel Downtown Lease Fee Loan is outstanding.

The Northglen Master Lease covers approximately 6,500 sq. ft. and requires a current rent payments of $66,667 per month or $800,000 per year and has rent steps of 12.5% once every five years.  The Northglen Master Tenant currently operates the ground floor gallery/conference space portion of the Dream Hotel Downtown Leased Fee Property pursuant to the Northglen Master Lease.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.12x 5.9%

Master Lease Terms(1)
Tenant	Northquay Properties LLC		Northglen Properties LLC		Total Master Lease Rent
Year	Base Rent	% Increase	Base Rent	% Increase	Base Rent	% Increase
2011	$4,600,000		$200,000		$4,800,000
2012	$5,025,000	9.2%	$800,000	300.0%	$5,825,000	21.4%
2013	$6,300,000	25.4%	$800,000	0.0%	$7,100,000	21.9%
2014	$6,300,000	0.0%	$800,000	0.0%	$7,100,000	0.0%
2015	$6,300,000	0.0%	$800,000	0.0%	$7,100,000	0.0%
2016	$6,300,000	0.0%	$825,000	3.1%	$7,125,000	0.4%
2017	$6,496,875	3.1%	$900,000	9.1%	$7,396,875	3.8%
2018	$7,087,500	9.1%	$900,000	0.0%	$7,987,500	8.0%
2019	$7,087,500	0.0%	$900,000	0.0%	$7,987,500	0.0%
2020	$7,087,500	0.0%	$900,000	0.0%	$7,987,500	0.0%
2021	$7,087,500	0.0%	$928,125	3.1%	$8,015,625	0.4%
2022	$7,308,984	3.1%	$1,012,500	9.1%	$8,321,484	3.8%
Avg. 2012-2022	$6,580,078		$869,602		$7,449,680
Avg. 2022-2032	$8,414,204		$1,100,590		$9,514,794
(1)	Base Rents are for each calendar year.

The Dream Hotel Downtown, located in the Chelsea District of Manhattan, was originally built in 1966.  The Borrower purchased the land and improvements in April 2006.  The Sponsor spent approximately $220.6 million to renovate the improvements and convert the improvements into a 12-story, 316-room luxury boutique hotel, including 16 suites.  In total, the Sponsor has invested approximately $300.9 million in the Dream Hotel Downtown Leased Fee Property.  The Dream Hotel Downtown had a soft opening in June 2011 and a full opening in September 2011.  The Dream Hotel Downtown contains a fine-dining restaurant (Romera NYC), an upscale lobby restaurant bar and lounge (Marble Lane), a poolside bar (The Beach), a roof-top lounge (PH-D) and an ultra-luxury VIP lounge (Electric Room).  Additionally, the Dream Hotel Downtown features 6,956 sq. ft. of meeting space, a fitness center, an outdoor heated pool, lounge and beach, poolside or in-room massage therapy by appointment, boutique retail shop, concierge service, laundry / dry-cleaning service, and valet parking. Each guest room features a wireless digital phone with voicemail and Skype capabilities, an in-room safe, feather beds and goose down pillows, 350-count Egyptian Cotton bed linens, 40” Samsung LED TVs with Internet solution and media hub, integrated room automation system, Tivoli Alarm Clock radios with iPod Connection, a fully stocked private bar, audio speakers in bathrooms, custom Etro toiletries and ultra plush bathrobes.

The Dream Hotel Downtown has quickly become renowned within the Manhattan nightlife circuit. Since opening in 2011, it has secured bookings for Marc Jacob’s fashion week event, the NY Wine and Food Festival, Heidi Klum’s Halloween party, and The Victoria Secret Fashion Show, among others. In addition, the food and beverage components at the Dream Hotel Downtown are leased to TAO and Strategic Groups, which is considered to be one of the nation’s leading restaurant and nightlife companies and develops, owns and operates many of the most successful food and beverage and nightlife facilities in the U.S.

The Dream Hotel Downtown is managed by Hampshire Hotels and Resorts, LLC, an affiliate of the Borrower, and subject to a franchise agreement between Northquay Master Tenant and Moonlight Franchisor, Inc., an affiliate of Wyndham Hotel Group, for its “Dream” brand.  The initial term of the franchise agreement is 20 years, with one ten year renewal option.  Under the franchise agreement, currently, the Northquay Master Tenant pays 1.0% of gross room revenue as royalty fee and 1.5 % of gross room revenue as marketing fee. In addition, 1.0% of the marketing fee is reserved by the franchisor for shared marketing purposes, bringing the net marketing fee down to 0.5% of gross room revenue.

Sant Chatwal, the majority owner of the Master Lease Tenants, is an employee of Hampshire Hotels and Resorts, LLC.

The Market.     The Dream Hotel Downtown Leased Fee Property is located in New York City, within the borough of Manhattan.  New York City is one of the most popular and frequently visited destinations in the United States. In 2011, the city accommodated roughly 50.2 million visitors with roughly 10.1 million (20.1%) from international markets; thus maintaining the city’s rank as the number one U.S. destination for overseas travelers. New York City also maintained its status as the number one destination in tourism spending in the U.S. with approximately $32 billion spent. Tourism accounts for a $48 billion economic impact and supports 320,000 jobs in the city. Combined passenger traffic at the region’s three major airports in 2010 was 103.6 million, up 2.1% over the prior year and 12.1% over 2000.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.12x 5.9%

The Dream Hotel Downtown Leased Fee Property is situated in the Chelsea District of Manhattan. The borough of Manhattan forms the political, financial and cultural core of the City. Chelsea is home to the Rubin Museum of Art, the Chelsea Art Museum, the Graffiti Research Lab and the Dance Theater Workshop as well as many performance venues, including the Joyce Theater and The Kitchen. Additionally, the Property is located less than 0.5 mile from the High Line, a reclamation project of former elevated railway lines that, when complete, will encompass a 1.5 mile-long elevated park, running through the West Side neighborhoods of the Meatpacking District, West Chelsea and Clinton/Hell’s Kitchen. Other local landmarks include Google’s recently purchased office space, 111 Eighth Avenue which is across the street from the Dream Hotel Downtown Leased Fee Property; the Jacob K. Javits Convention Center, one of the leading facilities in the U.S. for conventions and tradeshows; the Meatpacking District; and the Hudson Yards District, a 46-block, former manufacturing and port-related area that was rezoned in 2005 and the current long term development plan contemplates more than 52 million sq. ft. of office, residential, hotel and retail uses.

As reported by the appraiser, for the partial year 2011 (September through December), the Dream Hotel Downtown exhibited occupancy of 80.6%, ADR of $351.36 and RevPAR of $283.20. The Sponsor’s budget for 2012 includes occupancy, ADR and RevPAR of 85.0%, $392.82 and $333.89, respectively, which is supported by the HVS 2012/13 RevPAR estimate of $338.19.  As of February 2012, on a month-over-month basis, the actual performance has exceeded the Sponsor’s budget. The overall market share and occupancy penetration level for the Dream Hotel Downtown were 4% and 96.8%, respectively. Over the next five years, the appraiser forecasts the Dream Hotel Downtown’s market share and occupancy penetration to grow to 13% and 101%, respectively.

The selected competitive set for the Dream Hotel Downtown as defined by an industry research report comprises nine full-service hotels (exclusive of the Dream Hotel Downtown) with a total of 2,197 rooms. Selected hotels include the 353-room Soho Grand, the 201-room Tribeca Grand, the 270-room W Union Square, the 97-room 60 Thompson, the 186-room Hotel Gansevoort, the 337-room Standard Hotel, the 376-room Trump Soho, the 114-room The James Soho, and the 263-room Mondrian Soho. The average occupancy, ADR, and RevPAR for this competitive set for 2011 were 82.2%, $366.55, and $301.38, respectively.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	U/W	U/W per Room
Base Rent	NAP	NAP	$4,800,000	$7,100,000	NAP
Total Revenue	NAP	NAP	$4,800,000	$7,100,000	NAP
Total Operating Expenses	NAP	NAP	$84,312	$27,980	NAP
Net Operating Income	NAP	NAP	$4,715,688	$7,072,020	NAP
Net Cash Flow	NAP	NAP	$4,715,688	$7,072,020	NAP

Property Management.    The Dream Hotel Downtown Leased Fee Property is self-managed by the Borrower.

Lockbox / Cash Management.    The Dream Hotel Downtown Leased Fee Loan is structured with a hard lockbox and in place cash management.  Rental payments due under the Master Leases are deposited into a lender controlled account and applied to monthly debt service and, as required, reserves.  All excess cash will be swept into a lender controlled account upon the occurrence of one or more of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, Standard Trust or the property manager retained by the Borrower (if any), or (iii) the occurrence of certain monetary or material non-monetary defaults by either or both of the Master Lease Tenants under their respective Master Leases.

Initial Reserves.    At closing, the Borrower deposited (i) $575,000 into the debt service shortfall subaccount for projected shortfalls in debt service until the rents under the Master Leases increase in October 2012, (ii) $18,750 into a reserve to cover the estimated cost to obtain required permits or remove and replace a fuel storage tank, and (iii) $20,000 into a reserve to cover the estimated cost to discharge certain municipal violations.

Ongoing Reserves.   The Borrower is required to deposit on a monthly basis to (i) the tax reserve account, 1/12 of the real estate taxes payable during the next twelve months, and (ii) the insurance reserve account, 1/12 of the cost of the annual premium to renew the required insurance policies; provided, however, the Borrower is not required to make such deposits as long as the master lease tenants are responsible for the payment of, and actually pay such amounts (or are escrowing such amounts with a leasehold mortgagee).

Current Mezzanine or Subordinate Indebtedness.    The Borrower currently has an unsecured debt in an aggregate principal amount not to exceed $35,000,000. The holder of the unsecured debt has entered into a subordination agreement with the mortgage lender which provides, among other things, that the unsecured debt is subordinate to the payment in full of the Dream Hotel Downtown Leased Fee Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

346 West 17th Street New York, NY 10011	Collateral Asset Summary Dream Hotel Downtown Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 70.6% 1.12x 5.9%

Future Mezzanine or Subordinate Indebtedness Permitted.     None permitted.

Condominium Conversion.     Borrower has the right to convert the Dream Hotel Downtown Leased Fee Property to a two unit condominium regime consisting of a retail unit and a hotel unit (such units to correspond to the leasehold premises under the Master Leases).  Upon conversion, the Dream Hotel Downtown Leased Fee Loan will be subordinate to the condominium documents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

20 North Wacker Drive Chicago, Illinois 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.25x 10.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office – CBD
Sponsor:	Michael Silberberg		Collateral:	Fee Simple
Borrower:	SL Civic Wacker LLC		Location:	Chicago, IL
Original Balance:	$95,000,000		Year Built / Renovated:	1929 / 2007-2011
Cut-off Date Balance:	$94,708,353		Total Sq. Ft.:	916,039
% by Initial UPB:	TBD		Property Management:	SL 20 N Wacker Manager LLC
Interest Rate:	5.8830%		Underwritten NOI:	$9,611,762
Payment Date:	6th of each month		Underwritten NCF:	$8,467,490
First Payment Date:	March 6, 2012		Appraised Value:	$130,000,000
Maturity Date:	February 6, 2022		Appraisal Date:	January, 23, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(89), O(4)		Most Recent NOI:	$7,560,833 (T-12 November 30, 2011)
Lockbox / Cash Management:	Hard / In-Place		2nd Most Recent NOI:	$8,338,417 (December 31, 2010)
			3rd Most Recent NOI:	$8,822,015 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$239,436	$239,436	Most Recent Occupancy:	74.2% (January 1, 2012)
Insurance:	$46,295	$46,295	2nd Most Recent Occupancy:	78.0% (December 31, 2010)
Replacement:	$2,500,000	Springing	3rd Most Recent Occupancy:	83.0% (December 31, 2009)
TI/LC:	$13,862,775	Springing	4th Most Recent Occupancy:	85.0% (December 31, 2008)
Free Rent Reserve:	$3,336,595	NAP	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$103
Balloon Balance / Sq. Ft.:		$88
Cut-off Date LTV:		72.9%
Balloon LTV:		61.8%
Underwritten NOI DSCR(7):		1.42x
Underwritten NCF DSCR(7):		1.25x
Underwritten NOI Debt Yield:		10.1%
Underwritten NCF Debt Yield:		8.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

20 North Wacker Drive Chicago, Illinois 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.25x 10.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1) (2)	% of Total Annual U/W Base Rent(1) (2)	Lease Expiration
Cassiday Schade	NR/NR/NR	63,073	6.9%	$28.02	9.5%	2/28/2018
Rockwood Company(3)	NR/NR/NR	30,488	3.3	$23.75	3.9	12/31/2018
American Institute For Research	NR/NR/NR	20,522	2.2	$25.00	2.8	11/30/2015
H.W. Lochner	NR/NR/NR	18,585	2.0	$26.19	2.6	5/31/2013
Klien Thorpe & Jenkins	NR/NR/NR	18,335	2.0	$27.55	2.7	5/31/2018
Subtotal / Wtd. Avg.		151,003	16.5%	$26.47	21.6%

Other	Various	534,681	57.8%	$27.44	78.4%	Various
Vacant	NAP	235,966	25.8	NAP	NAP	NAP
Total / Wtd. Avg.		916,039	100.0%	$27.22	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual Base Rent include contractual rent steps through February 2, 2013.
(2)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(3)
Tenant has a termination right effective 12/31/14 with 12 months notice and a termination fee equal to six months of full rent (approximately $407,777) plus the amortized portion of any concessions, commissions, allowances or other expenses incurred by landlord in connection with its lease.

The Loan.  The Civic Opera House loan (the “Civic Opera House Loan”) is a $95.0 million fixed rate loan secured by the borrower’s fee simple interest in a 916,039 sq. ft. Class B, CBD office property located at 20 North Wacker Drive in Chicago, Illinois (the “Civic Opera House Property”).  The $95.0 million first mortgage loan has a 10-year term and amortizes on a 30-year schedule.  The Civic Opera House Loan accrues interest at a fixed rate equal to 5.8830%.  Loan proceeds, with an additional equity contribution of $49.4 million and a credit from the seller of $5.1 million, were used to acquire The Civic Opera House Property for a purchase price of $125.78 million, fund upfront reserves of $19.7 million, and pay closing costs and fees of approximately $4.1 million.  Based on the appraised value of $130.0 million as of January 23, 2012, the cut-off date LTV is 72.9%.

The Borrower / Sponsor.  The borrower, SL Civic Wacker LLC (the “Borrower”), is a newly-formed, single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  Michael Silberberg (the “Sponsor”) is the non-recourse carveout guarantor for the Civic Opera House Loan and no other individual owns more than 15%, directly or indirectly, of the Borrower.

The Sponsor, along with various other investors, owned four office properties in Chicago as of the closing of the Civic Opera House Loan:  311 South Wacker Drive, 550 West Jackson Street, 180 North LaSalle Street, and 111 West Jackson Street.  Additionally, the Sponsor recently sold 600 West Chicago Avenue. Michael Silberberg has over twenty years of experience in transactional real estate law and is currently a senior partner at Silberberg & Kirschner LLP, a NYC law firm.  Since 1988, Michael Silberberg has privately invested, syndicated and managed commercial and residential multi-family projects across the country, and has participated in a number of private equity and loan transactions.

The Property.  The Civic Opera House Property consists of a Class B, 44-story, CBD office building located in the West Loop submarket of Chicago, Illinois.  The Civic Opera House Property was constructed in 1929 and contains 916,039 sq. ft. of rentable office and storage area.  The tenant base is diverse, with none of the nearly 230 tenants occupying more than 7.0% of the building.  Per the rent roll dated January 1, 2012 the Civic Opera House Property was 74.2% leased and 73.6% occupied.

In addition to the office space, the Civic Opera House Property is home to the Lyric Opera of Chicago and a 3,563-seat theater, which is reportedly the second largest opera auditorium in North America and holds the largest stage in downtown Chicago.  The theater is a mixture of Art Nouveau and Art Deco designs.  The Civic Opera House Property is structured as a vertical subdivision and the theater and related concessions are not part of the collateral for the Civic Opera House Loan.

Major Tenants.  The Civic Opera House Property includes more than 230 leased spaces.  The largest three tenants in aggregate occupy 12.5% of the net rentable area and account for 16.2% of the gross potential rental income.

Cassiday Schade LLP (63,073 sq. ft., 6.9% NRA, 9.5% of underwritten occupied base rent):  Cassiday Schade LLP (“Cassiday”) is a privately held litigation law firm that focuses mainly on civil litigation.  Cassiday was founded in 1979 and currently has approximately 100 attorneys in 7 offices all located in the greater Chicago area.  The Civic Opera House Property is Cassiday’s headquarters location.  Cassiday has been located at the Civic Opera House Property since 1997 and currently has several different co-terminus leases that expire in February, 2018 subject to a renewal option.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

20 North Wacker Drive Chicago, Illinois 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.25x 10.1%

The Rockwood Company (30,488 sq. ft., 3.3% NRA, 3.9% of underwritten occupied base rent):  The Rockwood Company is one of the Chicago area’s largest and oldest independent insurance agencies, and has been providing insurance services to the public since 1896.  The company provides brokerage services to its clients, offering solutions for commercial lines, personal lines, life and health insurance.  Rockwood’s location at the Civic Opera House Property serves as its main office, where according to the company’s website a staff of about 80 is employed.

Learning Point/American Institutes of Research (20,522 sq. ft., 2.2% NRA, 2.8% of underwritten occupied base rent):  In October 2010, Learning Point merged into The American Institutes of Research (“AIR”), a nonpartisan, not-for-profit organization that conducts behavioral and social science research and delivers technical assistance both domestically and internationally in the areas of health, education, and workforce productivity.  AIR was established in 1946 and is headquartered in Washington, D.C.

The Market.  The Civic Opera House Property is located at the northeast corner of the intersection of North Wacker Drive and West Madison Street in Chicago’s central business district, in the area generally known as the “Loop.”  The Loop contains the main concentrations of office and commercial space within downtown Chicago and is bounded by the Chicago River along the north and west, Lake Michigan on the east and Congress Parkway on the south.  The Civic Opera House Property is further defined as being located in the West Loop submarket.

According to the appraiser, the Chicago metropolitan area had an inventory of roughly 236.6 million sq. ft. as of the fourth quarter of 2011.  The CBD office segment accounted for approximately 127.3 million sq. ft. or 53.8% of the region’s inventory.  The direct vacancy rate was 14.0%, which represented a slight decline from the third-quarter 2011 vacancy rate of 14.3%.  The Class A and B direct vacancy rates were reported at 13.1% and 14.2%, respectively. Asking rents as of the fourth quarter of 2011 were reported to be $31.72 per sq. ft., representing a decrease of $0.26 per sq. ft. from the previous quarter.

According to the appraiser, the West Loop office submarket had an inventory of roughly 43.9 million sq. ft. as of the fourth quarter of 2011, making it the largest submarket in the Chicago MSA on a square foot basis.  The direct vacancy rate was 13.5%, and the Class A and B direct vacancy rates were reported at 13.0% and 14.3%, respectively.  Asking rents for the overall West Loop submarket as of the fourth quarter of 2011 were reported at $34.06 per sq. ft., a decrease of $0.17 per sq. ft. from the previous quarter.  Class A and B asking rents were reported at $38.93 and $30.62 per sq. ft., respectively.  According to the appraiser, there are five proposed office developments in the West Loop submarket, which upon completion would add a total of 3,550,000 sq. ft. to the submarket.

Cash Flow Analysis.

Cash Flow Analysis

	12/31/2009	12/31/2010	T-12 11/30/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$17,890,919	$17,381,096	$17,369,006	$17,856,160	$19.49
Value of Vacant Space / (concessions) (2)	$0	$0	$0	$6,119,411	$6.68
Rent Steps(3)	$0	$0	$0	$655,999	$0.72
Gross Potential Rent	$17,890,919	$17,381,096	$17,369,006	$24,631,570	$26.89
Total Recoveries	$1,804,635	$1,563,868	$1,686,725	$1,119,559	$1.22
Rent Abatements (4)	($1,471,605)	($1,159,656)	($2,155,979)	$0	$0.00
Total Other Income	$1,341,726	$1,036,238	$1,037,370	$278,103	$0.30
Less: Vacancy	$0	$0	$0	($6,119,411)	($6.68)
Effective Gross Income	$19,565,675	$18,821,546	$17,937,122	$19,909,821	$21.73
Total Operating Expenses	$10,743,660	$10,483,129	$10,376,289	$10,298,059	$11.24
Net Operating Income	$8,822,015	$8,338,417	$7,560,833	$9,611,762	$10.49
TI/LC	$0	$0	$0	$915,262	$1.00
Capital Expenditures	$0	$0	$0	$229,010	$0.25
Net Cash Flow	$8,822,015	$8,338,417	$7,560,833	$8,467,490	$9.24
(1)	U/W Base Rent is based on the rent roll dated January 1, 2012.
(2)	U/W Vacancy is based on actual economic vacancy as of the rent roll dated January 1, 2012, and is equal to 23.8% of gross potential revenue.
(3)	U/W Rent Steps includes contractual rent increases through February 2, 2013.
(4)	Rent abatements based on historical operating statements provided by the Borrower.

Property Management.    The Civic Opera House Property is managed by SL 20 N Wacker Manager LLC, an affiliate of the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

20 North Wacker Drive Chicago, Illinois 60606	Collateral Asset Summary Civic Opera House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,708,353 72.9% 1.25x 10.1%

Lockbox / Cash Management.    The Civic Opera House Loan is structured with a hard lockbox and in place cash management.  All excess cash is required to be swept into a lender-controlled account upon the occurrence of one of the following events:  (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the guarantor or the property manager or (iii) the DSCR falls below 1.10x.

Initial Reserves.    At closing, the Borrower deposited (i) $239,436 into a tax reserve account, (ii) $46,295 into an insurance reserve account, (iii) $2,500,000 into a capital expenditure/replacement reserve account, (iv) $13,862,775 into a TI/LC reserve account and (v) $3,336,595 into a free rent reserve account for the purpose of creating a reserve in order to simulate payments of rent during the period that any free rent periods or rent abatements are in effect.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $239,436 into a tax reserve account, (ii) $46,295 into an insurance reserve account, (iii) $18,813 into a capital expenditure/replacement reserve account until the balance in that account is $1,000,000, and thereafter no monthly deposits will be required until the balance subsequently falls below $500,000 and (iv)  $75,250 into the TI/LC reserve account at any time the amount then on deposit in the TI/LC reserve account is below $2,000,000 until the balance in that account is $5,000,000, and thereafter no monthly deposits will be required until the balance subsequently falls below $2,000,000.

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None Permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office – CBD
Sponsor:	Richard Cohen; Gary Darman		Collateral:	Fee Simple
Borrower:	Trinity Centre LLC		Location:	New York, NY
Original Balance:	$88,000,000		Year Built / Renovated:	1905, 1907 / 2001
Cut-off Date Balance:	$88,000,000		Total Sq. Ft.:	900,744
% by Initial UPB:	TBD		Property Management:	Capital Properties NY LLC
Interest Rate:	5.8975%		Underwritten NOI:	$16,857,263
Payment Date:	6th of each month		Underwritten NCF:	$15,280,961
First Payment Date:	October 6, 2011		Appraised Value:	$270,000,000
Maturity Date:	September 6, 2021		Appraisal Date:	August 1, 2011
Amortization:	Interest only for 24 months;
	336 months thereafter		Historical NOI
Additional Debt(1) (2):	$72,000,000 pari passu Note A-1;		Most Recent NOI:	$15,707,079 (T-12 7/31/2011)
	$18,000,000 Senior Mezzanine Loan;		2nd Most Recent NOI:	$15,499,360 (December 31, 2010)
	$7,000,000 Junior Mezzanine Loan		3rd Most Recent NOI:	$16,413,350 (December 31, 2009)
Call Protection(3):	L(31), D(85), O(4)
Lockbox / Cash Management:	Hard / In Place		Historical Occupancy(8)
			Most Recent Occupancy:	84.5% (August 1, 2011)
Reserves(4)			2nd Most Recent Occupancy:	87.2% (December 31, 2010)
	Initial	Monthly	3rd Most Recent Occupancy:	91.0% (December 31, 2009)
Taxes:	$1,091,331	$363,777	4th Most Recent Occupancy:	92.6% (December 31, 2008)
Insurance:	$0	$29,017	5th Most Recent Occupancy:	91.7% (December 31, 2007)
Replacement:	$0	$18,766	6th Most Recent Occupancy:	81.1% (December 31, 2006)
TI/LC:	$2,000,000	100% of Excess
		Cash Flow	Historical Annual Rent Per Sq. Ft.(8)
Required Repairs:	$70,153	$0	Most Recent Rent Per Sq. Ft.:	$36.68 (T-12 July 31, 2011)
Rent Abatement Reserve:	$2,539,062	$0	2nd Most Recent Rent Per Sq. Ft.:	$36.53 (December 31, 2010)
Port Authority Rollover Funds:	$0	Springing	3rd Most Recent Rent Per Sq. Ft.:	$35.14 (December 31, 2009)
Local Law 11 Reserve:	$2,000,000	$0	4th Most Recent Rent Per Sq. Ft.:	$32.04 (December 31, 2008)
			(1) (2) (3)
The Trinity Centre Mortgage Loan is part of the Trinity Centre Loan Combination, totaling $160.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The Trinity Centre Loan, but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust. The related pari passu Note A-1 was previously contributed to the UBSC 2011-C1 Trust.
See “Current Mezzanine or Subordinate Indebtedness” herein.
Defeasance of the Trinity Centre Loan Combination shall be permitted on the date that is two years after the closing date of the UBS 2012-C1 securitization.

Financial Information
	Mortgage Loan(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$178	$205
Balloon Balance / Sq. Ft.:	$154	$181
Cut-off Date LTV:	59.3%	68.5%	(4) (5) (6) (7) (8)
See “Initial Reserves” and “Ongoing Reserves” herein.
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-1 note (which note is not included in the Trust) and the pari passu companion A-2 note (which note is included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period on the pari passu A-1 note (which note is not included in the Trust) and the pari passu companion A-2 note (which note is included in the Trust).
Total Debt includes the senior mezzanine and junior mezzanine loans described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loans have 11.1500% and 13.5000% per annum interest rates, respectively.
As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.60x, respectively. With respect to Total Debt, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.34x and 1.22x, respectively.
Historical Occupancy and Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical rent rolls and occupancy percentages provided by the related borrower.

Balloon LTV:	51.3%	60.5%
Underwritten NOI DSCR(7):	1.44x	1.15x
Underwritten NCF DSCR(7):	1.31x	1.04x
Underwritten NOI Debt Yield:	10.5%	9.1%
Underwritten NCF Debt Yield:	9.6%	8.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2) (3)	% of Total Annual U/W Base Rent(2) (3)	Lease Expiration
Port Authority of New York and New Jersey(4)	NR/Aa2/NR	157,203	17.5%	$37.40	20.1%	12/31/2016
Stern & Montana LLP	NR/NR/NR	35,126	3.9	$28.36	3.4	7/31/2014
Buckley Broadcasting WOR LLC	NR/NR/NR	22,152	2.5	$27.00	2.0	8/31/2019
New York University(5)	NR/Aa3/NR	22,152	2.5	$41.94	3.2	11/30/2022
Chamberlain Communications(6)	NR/NR/NR	21,893	2.4	$43.72	3.3	12/31/2017
Subtotal / Wtd. Avg.		258,526	28.7%	$36.21	32.1%

Other	Various	524,897	58.3%	$37.77	67.9%	Various
Vacant	NAP	139,214	15.5	NAP	NAP	NAP
Total / Wtd. Avg.		900,744	100.0%	$38.33	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
U/W Base Rent Per Sq. Ft. and % of Total Annual Base Rent include contractual rent steps through October 2012, but do not include average rent for New York University, which amount is included in the underwritten net cash flow.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

(4)
Port Authority of New York and New Jersey leases multiple spaces at the Trinity Centre Property, with 19,575 sq. ft. expiring March 31, 2012, 61,180 sq. ft. expiring July 31, 2015, and 76,448 sq. ft. expiring December 31, 2016. Port Authority of New York and New Jersey has the following termination options: (i) with respect to the 76,448 sq. ft. expiring December 31, 2016 (located on the 4th, 6th, 7th, and 10th floors of the 115 Broadway building), the tenant may terminate the lease on December 31, 2014 or December 31, 2015 with one year notice; (ii) with respect to the 61,180 sq. ft. expiring July 31, 2015 (located on the 8th, 9th, and 19th floors of the 115 Broadway building), the tenant may terminate the lease for either the 8th (20,335 sq. ft.) or 9th (20,349 sq. ft.) floor space (but not both) on October 31, 2013 with one year notice and payment of a $173,720 fee, and may terminate either the lease for the 8th or 9th floor space (only if the previous termination option for the other of the 8th or 9th floor was exercised) or the lease for the 19th floor space (only if the previous termination option for the 8th or 9th floor space was not exercised), on July 31, 2014 with one year notice and payment of a $103,035 fee.

(5)	New York University has one, five-year extension option.
(6)	Chamberlain Communications has one, five-year extension option.

The Loan.    The Trinity Centre loan combination (the “Trinity Centre Loan Combination”) is a $160.0 million fixed rate loan secured by the borrower’s fee simple interest in a 900,744 square foot Class B, CBD office property located at 111 and 115 Broadway in New York, New York (the “Trinity Centre Property”).  The $160.0 million first mortgage loan has a 10-year term, an initial interest-only period of 24 months and amortizes on a 28-year schedule thereafter.  The Trinity Centre Loan Combination accrues interest at a fixed rate equal to 5.8975%.  The Trinity Centre Loan Combination was bifurcated into two pari passu loan components (Note A-1 in the original amount of $72.0 million and Note A-2 in the original amount of $88.0 million). The Trinity Centre Note A-2 (the “Trinity Centre Loan”), but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust.  Loan proceeds, with an additional $25.0 million in mezzanine financing (see “Current Mezzanine or Subordinate Indebtedness” herein) were used to retire approximately $177.0 million of existing debt, fund upfront reserves totaling approximately $7.7 million, and pay closing costs of approximately $3.0 million.  Based on the “as-is” appraised value of $270.0 million as of August 1, 2011, the cut-off date LTV is 59.3%. The Trinity Centre Note A-1 was previously contributed to the UBSC 2011-C1 trust. The most recent prior financing of the Trinity Centre Property was included in the MSC 2004-T13 and BSCMS 2004-PWR3 securitizations.

The Borrower / Sponsor.    The borrower, Trinity Centre LLC (the “Borrower”), is single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  Richard Cohen and Gary Darman, the non-recourse carveout guarantors for the Trinity Centre Loan Combination (collectively, the “Sponsors”) and their related entities have direct or indirect ownership of a majority of the equity interests in the Borrower.

Richard Cohen is the CEO and founder of Capital Properties, a privately owned real estate investment, development and management firm.  Capital Properties’ ongoing and completed projects include premier residential, hotel and commercial properties in major markets such as Boston, New York and Washington, D.C.  Since its inception in 1997, the company has developed, acquired and managed more than 17,000 apartment units and eight million sq. ft. of office space.

Gary Darman has an extensive real estate development and operating background with over 40 years of experience. In 1998, Mr. Darman formed Saxon Partners to develop residential and commercial properties in the greater Boston area.  In addition, Mr. Darman serves as the general partner of his family’s investment company, which has been a joint venture partner with many of the top Boston real estate firms in a large portfolio of apartment, office and retail properties. Mr. Darman previously served on the board of directors of the Mirage Resorts, Inc., a leading hotel and casino company. As of year end 2010, Mr. Darman had $19.9 million of contingent liabilities consisting of personal guaranties on nine different loans. A review of Mr. Darman’s financial statements reveals a 90% interest in Gary Darman Company, which in turn owns between 90-100% of four retail and multifamily properties in the greater Boston

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

area. These properties carry a market value of approximately $111,290,000 with an equity value of approximately $31,277,215 after outstanding debt.

The Property.     The Trinity Centre Property consists of two adjacent, multi-tenanted, architecturally significant pre-war office buildings with street level retail that encompass 900,744 sq. ft. of NRA.  The Trinity Centre Property is situated at 111 and 115 Broadway in the core of the Financial West submarket of Downtown Manhattan, adjacent to Trinity Church and within three blocks of Wall Street and the New York and American Stock Exchanges.  The location of the Trinity Centre Property provides access to primary office locations of major banks, media companies, law firms, insurance companies, public agencies, City Hall and the new World Trade Center currently under development. The Trinity Centre Property has direct subway access to the Lexington Avenue express trains and is situated less than two blocks from the new Santiago Calatrava-designed World Trade Center Transit Hub, providing connectivity between PATH trains; 1, 2, 3, 4, 5, A, C, E, J, N, R, W, and Z subway lines; the World Financial Center, Hudson River ferries and the new Fulton Street Transit Center. The Trinity Centre Property was first constructed in 1905 (111 Broadway) and 1907 (115 Broadway) and is connected by a steel footbridge.  The detailed buildings were designed by Francis Hatch Kimball, a prominent New York City-based architect, with Gothic details to harmonize with the neighboring Trinity Church to the south, with a limestone façade detailed with towers, gables and fanciful carved ornaments.  The buildings are designated as New York City landmarks, having been comprehensively restored with electrical, mechanical and telecommunications systems that meet 21st century standards.

The Borrower purchased the Trinity Centre Property in December of 2000 for approximately $128.5 million.  Since acquisition, the Borrower has contributed in excess of $23.7 million in capital improvements, including elevator modernization, lobby and common area renovations, and window replacements. The Borrower’s all-in cash basis totals approximately $154.5 million.

Major Tenants.    The Trinity Centre Property is currently 84.5% leased as of August 1, 2011 with three of the top ten tenants (21.8% of GLA) having investment grade credit ratings – Port Authority of New York and New Jersey (17.5% of GLA, rated NR/Aa2/NR by Fitch/Moody’s/S&P), New York University (2.5% of GLA, rated NR/Aa3/NR by Fitch/Moody’s/S&P), and Consolidated Edison (1.8% of GLA, rated BBB+/Baa1/A- by Fitch/Moody’s/S&P).

The Port Authority of New York and New Jersey (157,203 sq. ft., 17.5% of GLA, 20.1% of underwritten occupied base rent):  Established in 1921, the Port Authority of New York and New Jersey conceives, builds, operates, and maintains infrastructure critical to the New York/New Jersey region’s trade and transportation network.  Its area of jurisdiction is called the Port District, a region with a radius of approximately 25 miles of the Statue of Liberty.  The Port Authority of New York and New Jersey currently leases 157,203 sq. ft. of office space at 115 Broadway.  The Port Authority of New York and New Jersey is rated NR/Aa2/NR by Fitch/Moody’s/S&P.

Stern & Montana LLP (35,126 sq. ft., 3.9% of GLA, 3.4% of underwritten occupied base rent): Stern & Montana LLP is a law firm specializing in legal and advisory services designed to minimize the impact of fraud on the insurance industry.  Founded by attorneys Bob Stern and Richard Montana, the majority of the firm’s clients are insurance companies looking to investigate insurance fraud, initiate civil law suits to recover compensatory damages and prosecute health insurance fraud. Stern & Montana LLP operates in both New York and Florida.  The tenant occupies the entire 20th and 21st floor of the 115 Broadway building under a lease that commenced in 2003 and expires in July 2014.  The current rent ranges from $11.40 - $34.14 per sq. ft. and will expire at a range of $12.10 - $36.23 per sq. ft.

Buckley Broadcasting WOR LLC (22,152 sq. ft., 2.5% of GLA, 2.0% of underwritten occupied base rent): Buckley Broadcasting WOR LLC (“Buckley Broadcasting”) owns and operates 20 radio stations in New York, Connecticut and California. It operates as an independent syndicated programming provider network.  The company’s radio stations offer news/talk, oldies, classic hits, rhythmic, adult contemporary, adult standards, hip hop, country, and classic rock programs. Buckley Broadcasting was founded in 1956 and is based in Greenwich, Connecticut.  The tenant occupies the entire third floor of the 111 Broadway building under a lease which commenced in 2004 and expires in August 2019.

New York University (22,152 sq. ft., 2.5% of GLA, 3.2% of underwritten occupied base rent exclusive of the additional average rent underwritten): New York University (“NYU”) is a private, nonprofit university based in New York City. With over 43,000 active students and 400,000 alumni, NYU is the largest private university in the country.  Founded in 1831, NYU is regularly ranked as one of the top academic institutions in the world. NYU occupies properties all over New York City with the majority being in the area surrounding Washington Square Park.  The subject property is occupied by the NYU Langone Trinity Centre, a medical center staffed with full-time members of NYU School of Medicine. Services range from Facial Plastic Surgery to Pulmonary Care.  The tenant occupies the entire second floor of the 111 Broadway building under a lease that commenced in 2007 and expires in November 2022. New York University is rated NR/Aa3/NR by Fitch/Moody’s/S&P.

Chamberlain Communications (21,893 sq. ft., 2.4% of GLA, 3.3% of underwritten occupied base rent): Chamberlain Communications LLC provides public relations services for pharmaceutical companies, medical specialty societies, and foundations in North America and Europe. It offers brand communications, issues and crisis management, media relations, content development, and grassroots programming services.  The company also creates positive agendas that drive understanding, optimism, and meaning for healthcare

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

professionals. It serves brands and organizations involved in social issues, including mental health, cancer, cardiovascular health, and infectious diseases, as well as third-party organizations focusing on cause-related programming. The company was founded in 1993 and is based in New York City.  The tenant occupies the entire 19th floor of 111 Broadway under a lease that commenced in 2007 and expires in December 2017.

The Market.    The Trinity Centre Property is situated in the Financial West subdistrict of Downtown Manhattan on Broadway between Pine Street and Cedar Street.  According to the appraisal, the Financial West District is the smallest office market in Downtown Manhattan and has traditionally been the beneficiary of overflow demand for office space in the Financial East and World Financial Districts.  The Trinity Centre Property is considered to be Class B, and as such, serves a relevant purpose as a lower cost provider of space at a competitive price point for smaller tenants, in addition to ancillary needs expected to arise from the tenancy that will move into new World Trade Center developments.

Statistics as of the second quarter of 2011 for Class B office space in the market and submarket are shown below.

Category	Downtown	Financial West
Existing Supply (Sq. Ft.)	28,191,580	3,962,787
Average Vacant	8.9%	18.7%
Average Rent Per Sq. Ft.	$34.94	$33.56
Source: Appraisal.

As shown above, the average occupancy for the Financial West submarket is lower than the overall Downtown market area.  The average Class B asking rental rate in the Financial West district was $33.56 per sq. ft. as of the second quarter of 2011, below the Downtown Class B average of $34.94 per sq. ft.  Overall the average asking rents for the submarket are in line with the Downtown market average.  According to the appraisal, the effect of new construction and new competition on the Trinity Centre Property is negligible, as reflected in the fact that very little new construction of Class B office buildings is currently underway in Downtown Manhattan.

The Trinity Centre Property appraisal notes 29 office buildings within the Financial West submarket, as well as the surrounding Insurance, Financial East and World Trade sub districts are considered to be competitive with the Trinity Centre Property.  The buildings that are competitive with the Trinity Centre Property contain a total net rentable area of 15,113,365 sq. ft. The average overall direct occupancy rate for these buildings is 86.7%, compared to 91.1% for Class B office buildings in the Downtown market as a whole. The minimum asking rent for the 29 buildings that are competitive with the Trinity Centre Property is $19.00 per sq. ft. and the average maximum asking rent is $55.00 per sq. ft.

Of the 29 buildings presented, eight are considered directly competitive with the Trinity Centre Property in terms of building classification, asking rents, rentable office area, and current occupancy.  The average direct occupancy rate for these eight directly competitive buildings is 85.6% for direct space and 83.1% when including sublease space. This compares with an average direct occupancy rate of 86.7% for all of the buildings competitive with the Trinity Centre Property and 91.1% for Class B office buildings in the Downtown market as a whole.

The table below shows the vacancy rate and asking rents of the Trinity Centre Property in comparison to direct competitors in the Financial West submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
Trinity Centre	1905/1907	900,744	84.5%	$35.00	B
50 Broadway	1927	270,000	94.6%	$32.00 - $35.00	B
61 Broadway	1916	548,155	81.0%	$33.00 - $40.00	B
65 Broadway	1917	300,000	76.7%	$31.00 - $34.00	B
100 Broadway	1922	304,538	72.4%	$37.00 - $38.00	B
60 Broad Street	1962	1,014,041	100.0%	N/A	B
75 Broad Street	1928	650,000	92.6%	$29.00 - $34.00	B
80 Broad Street	1931	352,000	55.1%	$29.00 - $36.00	B
44 Wall Street	1926	265,780	78.9%	$34.00 - $35.00	B
Total / Wtd. Avg.(2)		3,704,514	85.6%	$29.00 - $40.00
(1) (2)	Source: Appraisal. Total / Wtd. Avg. excludes the Trinity Centre Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 7/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$32,389,956	$32,910,817	$33,051,000	$28,511,557	$31.65
Value of Vacant Space / (concessions) (2)	(384,958)	(783,150)	(867,544)	5,232,495	5.81
Rent Steps(3)	0	0	0	586,104	0.65
Straight-Line Rent(4)	0	0	0	220,265	0.24
Gross Potential Rent	$32,004,998	$32,127,667	$32,183,456	$34,550,421	$38.36
Total Recoveries	3,380,587	3,547,372	3,558,183	3,622,531	4.02
Total Other Income	413,021	271,179	303,215	319,715	0.35
Less: Vacancy	(3,027,189)	(4,132,710)	(4,033,851)	(5,232,495)	(5.81)
Effective Gross Income	$32,771,417	$31,813,508	$32,011,003	$33,260,173	$36.93
Total Operating Expenses	16,358,067	16,314,148	16,303,924	16,402,910	18.21
Net Operating Income	$16,413,350	$15,499,360	$15,707,079	$16,857,263	$18.71
TI/LC	562,077	674,578	936,897	1,351,116	1.50
Capital Expenditures	0	0	0	225,186	0.25
Net Cash Flow	$15,851,273	$14,824,782	$14,770,182	$15,280,961	$16.96
(1) (2) (3)
U/W Base Rent is based on the rent roll dated August 1, 2011.
U/W Vacancy is based on actual economic vacancy as of the rent roll dated August 1, 2011, and is equal to 13.7% of Gross Potential Rent.
U/W Rent Steps includes contractual rent increases through October 2012

(4)
U/W Straight-Line Rent was calculated as the amount by which average contractual rent for New York University (rated NR/Aa3/NR by Fitch/Moody’s/S&P) over the term of the Trinity Centre Loan exceeds the current base rent amount.

Property Management.     The Trinity Centre Property is managed by Capital Properties NY LLC, a borrower affiliate.

Lockbox / Cash Management.    The Trinity Centre Loan is structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the borrower, (ii) the occurrence of certain bankruptcy events relating to the borrower, guarantor or property manager, or (iii) the DSCR falls below 1.05x. If an event of default exists under a mezzanine loan during a period when cash is not swept under the Trinity Centre Loan, excess cash shall be transferred to the mezzanine lender under the applicable mezzanine loan to be held and applied in accordance with the terms of the applicable mezzanine loan documents.

Initial Reserves.     At closing, the Borrower deposited (i) $1,091,331 into the tax reserve account, (ii) $2,000,000 into an upfront TI/LC reserve account in respect of tenant improvements and leasing commissions for space other than space currently leased to the Port Authority of New York and New Jersey, (iii) $2,000,000 into a Local Law 11 reserve account for certain repairs to the building façade including repointing and stone repairs as required under applicable law identified in the loan documents, (iv) $2,539,062 into a reserve account for certain outstanding rent abatements identified in the loan documents, over $1.7 million of which is due to abatements related to the Port Authority renewal, and (v) $70,153 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $363,777 into a tax reserve account, (ii) $29,017, or 1/12 of the portion of the annual premium of the Borrower’s blanket insurance policy that is allocable to the Trinity Centre Property, (iii) $18,766 into the capital expenditure/replacement reserve account, (iv) for the first two years of the Trinity Centre Loan term, 100% of all excess cash flow (not subject to an annual cap), (v) from and after the 24th monthly payment date and until such time as both the TI/LC reserve and the Port Authority rollover reserve cap amounts identified in the following sentence have been met, 100% of all excess cash flow until an annual amount of $1,500,000 has been deposited, and for the balance of such annual period 75% of all excess cash flow, and (vi) $112,115 into a TI/LC reserve account after such time at which both the TI/LC reserve and the Port Authority rollover reserve cap amounts identified in the following sentence have been met.  The excess cash flow identified in (iv) and (v) above is required to be deposited (A) first into the TI/LC reserve account until an aggregate amount of $5,700,000 has been deposited into such account, then (B) into the Port Authority rollover account until an aggregate amount of $10,300,000 has been deposited into such reserve account.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$88,000,000 59.3% 1.31x 10.5%

Current Mezzanine or Subordinate Indebtedness.      In conjunction with the Trinity Centre Loan Combination, CreXus S Holdings LLC provided an $18,000,000 senior mezzanine loan, and Brickman Trinity Center, LLC provided a $7,000,000 junior mezzanine loan. The Trinity Centre Loan Combination and each mezzanine loan were funded separately.  The senior mezzanine loan requires payments of interest only at a rate of 11.1500% and the junior mezzanine loan requires payments of interest only at a rate of 13.5000%.  Both the senior mezzanine loan and the junior mezzanine loan are co-terminus with the Trinity Centre Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.     None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.29x 10.3%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor:	Poughkeepsie Galleria Company		Collateral:	Fee Simple
Borrower:	Poughkeepsie Galleria LLC		Location:	Poughkeepsie, NY
Original Balance:	$85,250,000		Year Built / Renovated:	1987 / NAP
Cut-off Date Balance:	$84,872,577		Total Sq. Ft.:	691,325
% by Initial UPB:	TBD		Property Management:	Pyramid Management Group, LLC
Interest Rate:	6.6115%		Underwritten NOI:	$15,877,259
Payment Date:	6th of each month		Underwritten NCF:	$15,145,398
First Payment Date:	December 6, 2011		Appraised Value:	$237,000,000
Maturity Date:	November 6, 2021		Appraisal Date:	October 17, 2011
Amortization(2):	360 months		Historical NOI
Additional Debt(1) (3):	$69,441,199 pari passu Note A-1;		Most Recent NOI:	$14,663,123 (T-12 8/31/2011)
	$20,907,028 Mezzanine Loan		2nd Most Recent NOI:	$15,023,161 (December 31, 2010)
Call Protection(4):	L(30), D(86), O(4)		3rd Most Recent NOI:	$15,315,920 (December 31, 2009)
Lockbox / Cash Management:	Hard / In Place		Historical Occupancy(8)
			Most Recent Occupancy:	92.9% (October 1, 2011)
Reserves(5)			2nd Most Recent Occupancy:	93.7% (December 31, 2010)
	Initial	Monthly	3rd Most Recent Occupancy:	94.1% (December 31, 2009)
Taxes:	$1,281,975	$320,494	4th Most Recent Occupancy:	94.7% (December 31, 2008)
Insurance:	$51,439	$17,146	5th Most Recent Occupancy:	NAV
Replacement:	$0	$11,522	Historical Annual Rent Per Sq. Ft.(9)
TI/LC:	$2,000,000	Springing	Most Recent Rent Per Sq. Ft.:	$25.17 (T-12 August 31, 2011)
JCPenney Rollover:	$0	Springing	2nd Most Recent Rent Per Sq. Ft.:	$26.61 (December 31, 2010)
			3rd Most Recent Rent Per Sq. Ft.:	$25.10 (December 31, 2009)
Financial Information			4th Most Recent Rent Per Sq. Ft.:	$24.78 (December 31, 2008)
	Mortgage Loan(6)	Total Debt(7)	(1) (2) (3) (4) (5)
The Poughkeepsie Galleria Loan is part of the Poughkeepsie Galleria Loan Combination, totaling $155.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The Poughkeepsie Galleria Loan, but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust. The related pari passu Note A-1 was previously contributed to the UBSC 2011-C1 Trust.
For total debt of $176.0 million. Principal is split pro rata between the pari passu A-1 note, the pari passu A-2 note and the mezzanine loan described herein.
See “Current Mezzanine or Subordinate Indebtedness” herein.
Defeasance shall be permitted on the date that is two years after the closing date for the UBS 2012-C1 securitization.
See “Initial Reserves” and “Ongoing Reserves” herein.

Cut-off Date Balance / Sq. Ft.:	$223	$253
Balloon Balance / Sq. Ft.:	$196	$223
Cut-off Date LTV:	65.1%	73.9%
Balloon LTV:	57.3%	65.1%
Underwritten NOI DSCR:	1.35x	1.11x
Underwritten NCF DSCR:	1.29x	1.06x
Underwritten NOI Debt Yield:	10.3%	9.1%	(6)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-2 note (which note is included in the Trust) and the pari passu companion A-1 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the cut-off date on the pari passu A-2 note (which note is included in the Trust) and the pari passu companion A-1 note (which note is not included in the Trust).

Underwritten NCF Debt Yield:	9.8%	8.6%

			(7)
Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has an interest rate of 11.2500% and is coterminous with the Poughkeepsie Galleria Loan.

			(8)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of anchor-owned space.
			(9)
Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower for leasable area that is collateral for the Poughkeepsie Galleria Loan Combination.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.29x 10.3%

Anchor and Major Tenant Summary
Non-Collateral Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3) (4)	Lease Expiration	T-12 7/31/2011 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5) (6)
Macy’s	BBB-/Baa3/BBB-	161,789	13.4%	NAP	NAP	NAP	$45,900	$284	NAP
Sears	CCC/B3/CCC+	144,944	12.0%	NAP	NAP	NAP	$27,000	$186	NAP
Target	A-/A2/A+	126,000	10.4%	NAP	NAP	NAP	$41,000	$325	NAP
Best Buy	BBB-/Baa2/BBB-	50,870	4.2%	NAP	NAP	NAP	$45,000	$885	NAP
Old Navy	NR/NR/NR	19,996	1.7%	NAP	NAP	NAP	$5,074	$254	NAP
H&M(7) (8) (9)	NR/NR/NR	11,133	0.9%	NAP	NAP	NAP	$2,004	$180	NAP
Subtotal		514,732	42.7%				$165,977	$322

Anchor Tenants
JCPenney(10)	BB+/NR/BB	179,953	14.9%	$4.12	5.1%	8/31/2017	$21,845	$121	5.6%
Dick’s Sporting Goods(11) (12)	NR/NR/NR	53,775	4.5%	$6.50	2.4%	2/28/2018	$14,251	$265	5.8%
Subtotal		233,728	19.4%	$4.67	7.5%		$36,096	$154	5.7%

Movie Theater
Regal-Galleria 16(13) (14) (15)	B+/B1/B+	70,703	5.9%	$15.92	7.8%	12/31/2025	$7,832	$111	20.4%

Major In-Line Tenants
DSW Shoe Warehouse(16)	NR/NR/NR	25,564	2.1%	$13.19	2.3%	9/30/2014	$4,935	$193	12.2%
Finish Line	NR/NR/NR	15,001	1.2%	$25.03	2.6%	1/31/2012	$4,673	$311	11.1%
Forever 21	NR/NR/NR	12,000	1.0%	$25.30	2.1%	1/31/2018	$3,767	$314	17.1%
Subtotal		52,565	4.4%	$19.33	7.0%		$13,374	$254	13.2%

Other(17)	Various	248,954	20.6%	$45.28	77.7%	Various		$356	17.4%
Vacant	NAP	85,375	7.1%	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(18)		1,206,057	100.0%	$23.94	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Sq. Ft. is based on total mall sq. ft. of 1,206,057, inclusive of non-owned anchor tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through June 30, 2012 as well as percentage in lieu rent that was calculated based on T-12 7/31/2011 sales.
(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on T-12 7/31/2011 total sales figures.
(6)	Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 7/31/2011 total sales and contractual rent steps through June 30, 2012 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated October 1, 2011 but excluding tenant energy costs, all divided by the T-12 7/31/2011 Total Sales.
(7)	Of H&M’s total occupied sq. ft. of 20,101, only 8,968 sq. ft. serves as collateral for the Poughkeepsie Galleria Mall Loan.
(8)	H&M has the right to terminate its lease if (i) sales do not exceed $250 per sq. ft. during the period from the 37th through the 48th months of the lease term, (ii) after the fourth year of the lease term, for a period of more than one year either (a) less than 80% of the non-anchor tenants’ gross leasable area at the shopping center is open for business or (b) fewer than 4 anchor stores comprising at least 50,000 square feet each (excluding Macy’s) are open for business, or (iii) after the fifth year of the term, if Macy’s is not operating for a period of 12 months and the tenant’s gross receipts decline by 5% or more.
(9)	H&M has two, five-year extension options with respect to the 8,968 collateral sq. ft.
(10)	JCPenney has five, five-year extension options.
(11)	Dick’s Sporting Goods has the right to go dark at any time upon notice to the Borrower, in which event the Borrower will have the right to recapture the premises demised under the Dick’s Sporting Goods lease.
(12)	Provided certain conditions are satisfied. Dick’s Sporting Goods has three, five-year extension options.
(13)	Regal-Galleria 16 has the right to terminate its lease and receive a partial reimbursement of the cost of its initial tenant improvements if at least 70% of the shopping center is not open for business for a period of more than 12 months during any 24 month period.
(14)	Regal-Galleria 16’s T-12 7/31/2011 sales equate to $489,518 on a per-screen basis.
(15)	Regal-Galleria 16 has three, five-year extension options.
(16)	If DSW Shoe Warehouse’s sales do not exceed a specified threshold during the period from March 1, 2011 through February 28, 2012, either the tenant or the Borrower will have the right to terminate the lease within 120 days following February 28, 2012.
(17)	Other Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported both T-12 7/31/2011 sales and 2010 sales (excluding kiosks, ATM tenants, and other non-mall-shop tenants).
(18)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 605,950.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.29x 10.3%

The Loan. The Poughkeepsie Galleria loan combination (the “Poughkeepsie Galleria Loan Combination”) is a $155.0 million ($224 per collateral sq. ft.), fixed rate loan secured by the Borrower’s fee simple interest in 691,325 sq. ft. (the “Poughkeepsie Galleria Collateral”) of a 1,206,057 sq ft. regional mall located at 2001 South Road, Poughkeepsie, New York (the “Poughkeepsie Galleria Property”). The Poughkeepsie Galleria Collateral includes all mall shops, JCPenney, Regal-Galleria 16, Dick’s Sporting Goods and reciprocal easement agreements with each of the non-collateral tenants. Tenants at the Poughkeepsie Galleria Property that are not included in the Poughkeepsie Galleria Collateral are anchors Macy’s, Sears, Target, and Best Buy and major tenants Old Navy and a portion of the H&M space. The $155.0 million first mortgage loan has a 10-year term.  The Poughkeepsie Galleria Loan Combination accrues interest at a fixed rate equal to 6.6115%. The Poughkeepsie Galleria Loan Combination was bifurcated into two pari passu loan components (Note A-1 in the original amount of $69.75 million and Note A-2 in the original amount of $85.25 million).  The Poughkeepsie Galleria Note A-2 (the “Poughkeepsie Galleria Loan”), but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust.  The total debt of $176.0 million, inclusive of the Poughkeepsie Galleria Loan Combination and the $21.0 million mezzanine loan described herein, amortizes on a 30-year schedule. Principal is then split pro rata between the pari passu Note A-1, the pari passu Note A-2 and the mezzanine loan described herein.  Loan proceeds, along with a mezzanine loan in the original amount of $21.0 million (see “Current Mezzanine or Subordinate Indebtedness” herein) and an additional equity contribution from the borrower of approximately $1.3 million, were used to retire existing debt of approximately $173.4 million, pay closing costs and fees of approximately $1.9 million, and fund upfront reserves of $3.3 million. Based on the appraised value of $237.0 million as of October 17, 2011, the cut-off date LTV for the Poughkeepsie Galleria Loan is 65.1%.  The Poughkeepsie Galleria Note A-1 was previously contributed to the UBSC 2011-C1 trust.  The most recent prior financing of the Poughkeepsie Galleria Property was included in the COMM 2007-FL14 securitization.

The Borrower / Sponsor. The borrower, Poughkeepsie Galleria LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The Borrower is an affiliate of the Pyramid Companies (‘‘Pyramid’’) formed in 1970 by Robert J. Congel. Pyramid, based in Syracuse, NY, refers not to a specific company but rather a group of affiliated partnerships involved in shopping center construction and management.  Pyramid developed and owns 13 shopping centers in New York and 4 shopping centers in Massachusetts, totaling more than 17.2 million sq. ft.  Pyramid has more than 5.4 million sq. ft. of expansion under development; currently, the portfolio generates approximately $4 billion in annual sales. The Pyramid Companies are functionally organized into three critical areas: development, leasing and management. The majority of Pyramid-owned properties, including the Poughkeepsie Galleria Property, are managed by an affiliate, Pyramid Management Group, LLC.

The non-recourse carveout guarantor for the Poughkeepsie Galleria Loan is Poughkeepsie Galleria Company (the “Sponsor”), a New York general partnership. The Sponsor is collectively owned by Moselle Associates (75.0% total ownership interest), Bruce A. Kenan Living Trust (10.8% total ownership interest), Quarry Enterprises, LLC (3.2% total ownership interest), Bruce A. Kenan (5.3% total ownership interest), Three J’s Family Trust (5.2% total ownership interest) and Robert J. Congel (0.5% total ownership interest). Moselle Associates, the Sponsor’s majority stakeholder, is itself owned by Robert J. Congel and related family trusts.

The Property. The Poughkeepsie Galleria Property consists of an enclosed, two-level regional mall located in Poughkeepsie, New York, approximately 70 miles north of New York City.  The Poughkeepsie Galleria Property is nearly twice the size of the next largest retail center in Dutchess County and represents the area’s dominant shopping mall, attracting visitors from across the Hudson and east into Connecticut. Anchors at the Poughkeepsie Galleria Property include Sears, Macy’s, Target, and Best Buy (none of which are included in the Poughkeepsie Galleria Collateral) as well as JCPenney, Regal-Galleria 16 and Dick’s Sporting Goods (all included in Poughkeepsie Galleria Collateral). Major tenants include Old Navy (which is not included in the Poughkeepsie Galleria Collateral) and H&M (of which only 8,968 sq. ft. of the space occupied by H&M is included in the Poughkeepsie Galleria Collateral) as well as DSW Shoe Warehouse, Forever 21 and Finish Line (all included in the Poughkeepsie Galleria Collateral).  An adjacent Lowe’s Hardware also shadow anchors the Poughkeepsie Galleria Property. The Poughkeepsie Galleria Collateral was 87.7% occupied as of the rent roll dated October 1, 2011 and the Poughkeepsie Galleria Property was 92.9% occupied as of the same date.  The Poughkeepsie Galleria Collateral has exhibited strong historical occupancy over the past four years.

The Poughkeepsie Galleria Property originally opened in 1987 and underwent expansions in 1998, 2004, and 2007. The Poughkeepsie Galleria Property has benefited from consistent capital expenditures totaling approximately $7 million from 2008 to 2010, averaging $2.3 million per year. The 2011 capital expenditure budget is $1.2 million. The Borrower reports a total cost basis of $101 million before accumulated depreciation, and $38.7 million after depreciation. The Borrower’s five year budget (2011-2015) has allocated $9.3 million for capital expenditures.

The Poughkeepsie Galleria Property is located on US Route 9, which is the longest north-south highway in New York, and is situated just north of I-84. North-south access is also available from I-87 to the west of the Poughkeepsie Galleria Property. The Poughkeepsie Galleria Property enjoys significant demand generated by the large local student population from multiple colleges in the area.  Aggregate average daily traffic by the Poughkeepsie Galleria Property is approximately 65,000 cars. The Poughkeepsie Galleria Property’s trade area reportedly includes approximately 550,000 people (within a 20 mile radius as of 2010).  The Poughkeepsie

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.29x 10.3%

Galleria Property benefits from favorable surrounding demographics, as evidenced by the presence of multiple institutions of higher education and above average household income levels.

The chart below details the Poughkeepsie Galleria Property’s tenancy by general type.

Poughkeepsie Galleria Tenant Type Summary
Tenant Type	Total Sq. Ft.	% of Owned Sq. Ft.	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1) (2)	Average Remaining Lease Term (Yrs)	T-12 7/31/2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (non-collateral)	514,732	NAP	NAP	NAP	NAP	$322	NAV
Anchor Tenants	233,728	33.8%	$4.67	7.5%	5.9	$154	5.7%
Movie Theater	70,703	10.2	15.92	7.8	14.1	$111	20.4%
Major In-Line	52,565	7.6	19.33	7.0	2.8	$254	13.2%
ATM	30	0.0	2,994.75	0.6	2.4	NAP	NAP
In-Line / Food Court – Comp	225,513	32.6	42.32	65.8	4.6	$356	17.4%
In-Line / Food Court – Non-comp	21,999	3.2	38.09	5.8	9.7	NAP	NAP
Kiosk / Other	1,408	0.2	476.60	4.6	1.7	NAP	NAP
Telecom	4	0.0	32,507.09	0.9	2.4	NAP	NAP
Vacant	85,375	12.3	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)(5)	691,325	100.0%	$20.98	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through June 30, 2012 and percentage in lieu rent that was calculated based on T-12 7/31/2011 sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)	Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 7/31/2011 Total Sales and contractual rent steps through June 30, 2012 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated October 1, 2011 but excluding tenant energy costs, all divided by the T-12 7/31/2011 Total Sales.
(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(5)	Total Sq. Ft. excludes non-collateral tenants.

The Market.  The Poughkeepsie Galleria Property is located on the west side of South Road (US Route 9) at the intersection of Old Post Road in the southern end of the City of Poughkeepsie, Dutchess County, New York.  The Poughkeepsie Galleria Property is considered a suburban location and is located approximately 70 miles north of New York City.  The nearest cities include: Wappinger’s Falls located two miles to the south, Fishkill located six miles to the north, and Hopewell Junction located 6.5 miles to the southeast.  Downtown Poughkeepsie is approximately five miles north of the Poughkeepsie Galleria Property.  Primary access to the Poughkeepsie Galleria Property is via US Route 9, which is the primary north/south thoroughfare and intersects with Interstate 84 six miles south of the Poughkeepsie Galleria Property.  Interstate 84 provides regional access to the east and west, while the Taconic Parkway, located seven miles east of the Poughkeepsie Galleria Property, provides regional access to the north and south.  Aggregate daily traffic counts by the Poughkeepsie Galleria Property are approximately 65,000 vehicles per day.

The area surrounding the Poughkeepsie Galleria Property consists of retail and service-oriented establishments along South Road / US Route 9, the primary north/south directed thoroughfare, and single family residential along the side streets.  The Shoppes At South Hills is a K-Mart anchored shopping center adjacent south of the Poughkeepsie Galleria Property on Route 9.  Other tenants at the center include Bob’s Discount Furniture, Burlington Coat Factory, Christmas Tree Shops, Hobby Lobby, and Shop Rite.

The Poughkeepsie Galleria Property is located in the Poughkeepsie-Newburgh-Middletown Metropolitan Statistical Area (the “Poughkeepsie MSA”) with a 2010 estimated population of approximately 678,000 residents.  Between 2000 and 2010, the Poughkeepsie MSA population expanded annually by 0.88%, compared to 0.30% for the entire state over the same period.  Population growth in the Poughkeepsie MSA is projected to be 0.58% annually through 2015. The Poughkeepsie Galleria Property’s trade area within a 10-, 15- and 20-mile radius also experienced positive annual population growth over the past decade at 0.46%, 0.56% and 0.58%, respectively.  Through 2015, the population within a 10-, 15- and 20-mile radius is expected to continue to grow modestly at 0.22%, 0.33% and 0.35% annually, respectively.

Average household income for 2010 in the 10 and 15 mile radii equaled $82,871 and $82,691, respectively, above the State of New York average of $79,157. From 2000 to 2010, average household income in the aforementioned radii increased annually 2.86% and 2.81%, respectively. Looking forward, this growth rate is forecasted to continue. Claritas predicts annual growth rates of 2.16% (10 mile radius) and 2.13% (15 mile radius) from 2010 to 2015. During this same time period, average household income for the United

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.29x 10.3%

States as a whole is forecasted to grow annually at 1.74%. It should be noted that in the Poughkeepsie Galleria Property’s 10-mile radius, approximately 29% of the population has an average household income of $100,000 or greater.

Overall, there is minimal competition to the Poughkeepsie Galleria Property given the quality of the tenancy and distance to truly competitive retailers.  Further, there are no other regional malls or competitive retail centers of a similar size or tenant mix located within the primary trade area of 10 miles.

The chart below details the Poughkeepsie Galleria Property’s competitive set.

Competitive Property Summary(1)
Property	Owner	Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Poughkeepsie Galleria Property	Poughkeepsie Galleria LLC	1987/NAP	1,206,057	JCPenney, Macy’s, Sears, Target	93%	Subject
The Shoppes at South Hills	Vornado Realty Trust	1977 / 2008	531,025	Ashley Furniture, Bob’s Discount Furniture, Burlington Coat Factory, Christmas Tree Shop, Hobby Lobby, Kmart, Pet Goods, ShopRite	75%	Adjacent
Hudson Valley Mall	CBL	1981/1996/ 2000	765,522	Best Buy, Cinema, Dick’s Sorting Goods, JCPenney Macy’s, Sears, Target	79%	30.0
Galleria at Crystal Run	Pyramid	1992/1994	1,093,689	Cinema, Dick’s Sporting Goods DSW Shoe, FYE, H&M, JCPenney, Macy’s, Sears, Target	81%	45.0
Danbury Fair Mall	Macerich	1986/1991/ 2007	1,287,786	JCPenney, Lord & Taylor, Macy’s, Sears	96%	41.0
Palisades Center	Pyramid	1998	2,217,322	Bed, Bath & Beyond, Best Buy, BJ’s, Burlington Coat Factory, Cinema, Home Depot, JCPenney, Lord & Taylor, Macy’s Sports Authority, Target	89%	60.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including any non-owned anchors.

The Poughkeepsie Galleria Property is an enclosed center serving the Poughkeepsie market and has been the catalyst for significant retail development along Route 9. In terms of regional mall competition, the Poughkeepsie Galleria Property is surrounded by several dominant regional malls including Palisades Center, Hudson Valley Mall, Danbury Fair Mall and Galleria at Crystal Run. However, each of these centers is located at least 30 miles from the Poughkeepsie Galleria Property and serves distinctly different trade areas. There are also several smaller regional malls in the area including Newburgh Mall and Jefferson Valley Mall; however, these centers do not have the critical mass to effectively compete with the Poughkeepsie Galleria Property. The Shoppes at South Hills is a power center with a tenant mix that compliments the tenants at the Poughkeepsie Galleria Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.29x 10.3%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 8/31/2011	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$13,799,754	$13,942,941	$13,326,263	$14,505,159	$20.98
Gross Potential Rent	$13,799,754	$13,942,941	$13,326,263	$14,505,159	$20.98
Total Recoveries	8,837,943	8,742,031	8,863,005	8,833,724	12.78
Total Other Income(3)	2,050,192	2,121,056	2,275,428	2,030,333	2.94
Effective Gross Income	$24,687,889	$24,806,027	$24,464,695	$25,369,215	$36.70
Total Operating Expenses	9,371,969	9,782,866	9,801,572	9,491,957	13.73
Net Operating Income	$15,315,920	$15,023,161	$14,663,123	$15,877,259	$22.97
TI/LC	0	0	0	593,596	0.86
Capital Expenditures	0	0	0	138,265	0.20
Net Cash Flow	$15,315,920	$15,023,161	$14,663,123	$15,145,398	$21.91
(1)	U/W Per Sq. Ft. based on collateral square footage of 691,325.
(2)	Historical Base Rent includes Rent Concessions. Underwritten Base Rent includes $240,994 of rent steps.
(3)	Total Other Income includes percentage rent, specialty leasing, other rental income and other non-rental income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	T-12 7/31/2011
JCPenney	$122	$121	$121
Dick’s Sporting Goods	$262	$269	$265
Regal-Galleria 16(2)	$117	$116	$111
(1)	Historical Sales Per Sq. Ft. shown in the table above is based on historical operating statements provided by the Borrower.
(2)	Historical Sales for Regal-Galleria 16 equate to $515,590 per screen, $513,688 per screen, and $489,518 per screen in 2009, 2010, and the T-12 7/31/2011, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,872,577 65.1% 1.29x 10.3%

Property Management. The Poughkeepsie Galleria Collateral is managed by Pyramid Management Group, LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Poughkeepsie Galleria Loan is structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, Sponsor or property manager, (iii) the DSCR falls below 1.05x, or (iv) the funds on deposit in the TI/LC reserve are less than a specified cap, which initially is $2,000,000 and is subject to reduction on or after the monthly payment date in March 2018 to $1,000,000 upon the occurrence of certain conditions identified in the loan documents, including the re-leasing of the JCPenney space. If an event of default exists under the mezzanine loan during a period when cash is not swept under the Poughkeepsie Galleria Loan, excess cash shall be transferred to the mezzanine lender to be held and applied in accordance with the terms of the mezzanine loan documents.

Initial Reserves.    At closing, the borrower deposited (i) $1,281,975 into the tax reserve account, (ii) $51,439 into the insurance reserve account, and (iii) $2,000,000 into the TI/LC reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is currently required to deposit reserves of (i) $320,494 into a tax reserve account, (ii) $17,146 into an insurance reserve account, and (iii) $11,522 into the capital expenditure/replacement reserve account.

In the event that the funds on deposit in the TI/LC reserve are less than a specified cap (initially $2,000,000, which is subject to reduction on or after the monthly payment date in March 2018 to $1,000,000 upon the occurrence of certain conditions identified in the loan documents, including the re-leasing of the JCPenney space), the Borrower will be required to deposit 100% of all excess cash flow into the TI/LC reserve until the specified cap has been met.

In the event JCPenney elects not to renew its lease, “goes dark” or vacates a material portion of its premises, the Borrower will be required to deposit 100% of excess cash flow into a reserve account relating to the JCPenney lease until the occurrence of certain conditions identified in the loan documents relating to the re-leasing of the JCPenney space.

Current Mezzanine or Subordinate Indebtedness.    In conjunction with the Poughkeepsie Galleria Loan Combination, there is a mezzanine loan in the original amount of $21.0 million secured by a pledge of the equity interests in the Borrower. The Poughkeepsie Galleria Loan Combination and the mezzanine loan were funded separately.  The mezzanine loan accrues interest at a rate of 11.2500%, amortizes based on its pro-rata share of the principal from the aggregate debt service payment on the total debt, inclusive of the Poughkeepsie Galleria Loan Combination and the mezzanine loan, and is co-terminus with the Poughkeepsie Galleria Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

221-225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 TBD TBD TBD

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type(1):	Multifamily - Conventional
Sponsor:	TBD		Collateral:	Leasehold
Borrower:	Northland Tower Block, LLC;		Location:	Hartford, CT
	Northland Trumbull Block, LLC		Year Built / Renovated:	2006 / NAP
Original Balance:	$75,000,000		Total Units(1):	262
Cut-off Date Balance:	$75,000,000		Property Management:	Northland Investment Corporation
% by Initial UPB:	TBD		Underwritten NOI:	TBD
Interest Rate:	TBD		Underwritten NCF:	TBD
Payment Date:	6th of each month		Appraised Value:	TBD
First Payment Date:	May 6, 2012		Appraisal Date:	TBD
Maturity Date:	April 6, 2022
Amortization:	Interest only for 24 months;		Historical NOI
	360 months thereafter		Most Recent NOI:	TBD
Additional Debt:	None		2nd Most Recent NOI:	TBD
Call Protection:	L(25), D(91), O(4)		3rd Most Recent NOI:	TBD
Lockbox / Cash Management:	Springing Soft / Springing
Historical Occupancy
Reserves			Most Recent Occupancy:	92% (February 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	89% (February 2011)
Taxes:	TBD	TBD	3rd Most Recent Occupancy:	89% (February 2010)
Insurance:	TBD	TBD	(1)	The collateral for the Hartford 21 Loan also includes 106,530 sq. ft. of office space, 57,139 sq. ft. of retail space, and two parking garages containing a total of 818 parking spaces.
Replacement:	TBD	TBD
Other:	TBD	TBD

Financial Information
Cut-off Date Balance / Room:	TBD
Balloon Balance / Room:	TBD
Cut-off Date LTV:	TBD
Balloon LTV:	TBD
Underwritten NOI DSCR:	TBD
Underwritten NCF DSCR:	TBD
Underwritten NOI Debt Yield:	TBD
Underwritten NCF Debt Yield:	TBD

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

221-225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 TBD TBD TBD

The Loan.    The Hartford 21 loan (the “Hartford 21 Loan”) is anticipated to be a $75,000,000 fixed-rate loan secured by the borrower’s leasehold interest in a 262-unit, 36-story multifamily tower (with additional office and retail space and two parking garages) located at 221-225 Trumbull Street in the CBD of Hartford, Connecticut (the “Hartford 21 Property”).  The $75.0 million first mortgage loan is anticipated to have a 10-year term and to amortize on a 30-year schedule following an initial interest-only period of 24 months.  Loan proceeds are intended to be used to refinance existing debt of approximately $71.5 million, fund up-front reserves, including in the amount of 100% of any outstanding landlord TI/LC or free rent obligations in relation to certain commercial leases, and return any remainder to the borrower.

The Borrower / Sponsor.    Northland Tower Block, LLC and Northland Trumbull Block, LLC (individually and collectively, the “Borrower”) are each a single purpose limited liability company structured to be bankruptcy remote, and each will be required to have at least two independent directors in its organizational structure.  The two entities are tenants in common and both are owned by Northland Two Pillars LLC, a Delaware LLC.  The Class A Member of this entity is Northland Two Pillars Investors Limited Partnership (37.67% share), and the Class A-2 Members are Northland Investment Corporation Northland Fund LP and certain other third party investors and current or former employees, none of which owns more than 10% of Northland Two Pillars, LLC.  There are also Class B, C and D Members, and the Connecticut Development Authority owns 50.27% of these subordinate classes in the aggregate.  The 1% general partner of the Class A Member is Northland Two Pillars Partners Limited Partnership, and the limited partners include Northland Investment Corporation (the “Sponsor”, 57.72%), Aetna Life Insurance Company (14.09%), and several other Northland entities as well as several senior Northland employees.  Lawrence Gottesdiener, the chairman of Northland Investment Corp, is the largest individual owner in the Borrower, with over 10% indirect ownership interest through ownership interests in several of the entities described above.  No other individual owns a 10% or greater direct or indirect interest in the Borrower.

The Sponsor will also be the non-recourse carveout guarantor for the Hartford 21 Loan.  The Sponsor was founded in 1970 and is a fully integrated real estate investment and development firm with a reported portfolio of over 18 million sq. ft. of space and assets under management exceeding $2.0 billion, with a particular focus on the U.S. multifamily sector.  Northland Investment Corporation developed the Hartford 21 Property in 2006 at a reported cost of $147.3 million and has since reportedly received $15.7 million of additional capital contributions from other sources, bringing the reported total investment in the Hartford 21 Property to $163.0 million.

The Sponsor reported total assets of $149.5 million as of December 31, 2011 with current assets of $2,304,043 (1.5% of total assets) and stockholders equity of $123.0.  The majority of the Sponsor’s assets were in the form of investments in partnerships, LLC’s and subsidiaries ($114.6 million or 76% of total assets).  For the year ending December 31, 2011, the Sponsor reported total revenues of $22.4 million and a net cash flow from operations of $9.35 million. The Sponsor's liability under the non-recourse carveout guaranty will be limited to $50.0 million.

The Property.    The Hartford 21 Property consists of a Class A 36-story multifamily tower along with 57,139 sq. ft. of retail space, 106,530 sq. ft. of office space and two parking garages containing a combined 818 parking spaces located on Trumbull and Asylum Streets, which together form the eastern and southern boundaries of the XL Center, Hartford’s downtown sports and entertainment venue.  One of the parking garages, containing 438 spaces, is primarily used by the residential tenants and the other, containing 380 spaces, is primarily used by the commercial tenants and visitors.  The Hartford 21 Property represents the redevelopment of the former Hartford Civic Center Mall, with the residential tower being newly constructed in 2006 in combination with a gut renovation of the former three-story mall into the current configuration of retail and office space.  As of February, 2012 the residential tower was 92% occupied, the office space was 66% occupied and the retail space was 32% occupied.  These occupancies represent increases of 3%, 31% and 6%, respectively as compared to the occupancies as of February, 2011 of 89%, 35%, and 26%, respectively.

Property Description
Component	# of Units / Sq. Ft.	Occupancy as of 2/2010	Occupancy as of 2/2011	Occupancy as of 2/2012	Approx % of UW Base Rent
Residential	262	89%	89%	92%	60%
Office	106,530	35%	35%	66%	15%
Retail	57,139	11%	26%	32%	5%
Parking	818	NAV	NAV	NAV	20%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

221-225 Trumbull Street Hartford, CT 06103	Collateral Asset Summary Hartford 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 TBD TBD TBD

The Market.     The Hartford 21 Property is located in the CBD of Hartford, Connecticut.

Residential Market

According to the appraiser, the Hartford area apartment market contained 36,813 rental units in 294 buildings as of the end of 2011.  Overall vacancy was 3.3%, a decrease of 1.4% from the year end 2010 vacancy rate of 4.7%, with an average asking rent of $1,001 per unit.  The City of Hartford submarket contained 4,841 rental units in 47 buildings, with an average vacancy rate of 3.6%, a decrease of 1.5% from the year end 2010 vacancy rate of 5.1%, and an average asking rent of $860 per unit per month.  The occupancy of the residential portion of the Hartford 21 Property increased from 89% as of February, 2011 to 92% as of February, 2012.

Office Market

According to the appraiser, the Hartford County office market contained approximately 25.7 million sq. ft. of office space as of the end of 2011.  The overall Hartford County office market had a vacancy rate of 20.1%, a decrease of 1.6% from year end 2010 vacancy of 21.7%.  The Hartford 21 Property is located in the Hartford CBD submarket, which had a total inventory of 7.9 million sq. ft.  Approximately 6.2 million sq. ft. of the total submarket inventory was considered to be Class A, contained within 15 buildings.  The Hartford CBD submarket had a vacancy rate of 26.5%, an increase of 0.6% from the year end 2010 vacancy of 25.9%.  Class A space in the submarket was 24.8% vacant as of the end of 2011, an increase of 0.7% from the year end 2010 vacancy of 24.1%.  A significant amount (approximately 27%) of the total vacant space in the submarket was reportedly contained in one property that is currently 100% vacant and undergoing a renovation.  Rents in the submarket were $22.99 per sq. ft. for Class A space at the end of 2011.

Retail Market

According to the appraiser, the Hartford area retail market contained approximately 14.5 million sq. ft. of retail space as of the end of 2011.  Overall vacancy was 10.6%, comprised of an 8.6% vacancy rate within community centers and a 13.7% vacancy rate within neighborhood centers.  Overall average asking rents were $17.11 per sq. ft..  The Hartford 21 Property is located in the Central submarket of the Hartford retail market, which reported a vacancy rate of 15.8% as of the end of 2011, comprised of a vacancy rate of 13.7% within community centers and an 18.9% vacancy rate within neighborhood centers.  Overall average asking rents were $19.36 per sq. ft. in the submarket, with average asking rents of $20.16 per sq. ft. at community centers and $18.20 per sq. ft. at neighborhood centers.

Cash Flow Analysis.     TBD

Property Management.   The Hartford 21 Property will be managed by Northland Investment Corporation, a Massachusetts corporation.

Lockbox / Cash Management.    TBD

Initial Reserves.    TBD

Ongoing Reserves.    TBD

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Air Space Lease.    The Hartford 21 Property consists of the air space above a portion of the subterranean exhibition hall related to the Hartford Civic Center, along with certain other adjacent air space. The air space lease is between the Borrower and the City of Hartford and terminates on October 19, 2049, subject to certain extension options. The annual rent for the Hartford 21 Property under the air space lease is $1.00, and such rent has been fully paid for the remainder of the lease term. The air space lease contains customary mortgagee protection provisions for any mortgagee of the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

100 Myrtle Avenue Brooklyn, NY 11201	Collateral Asset Summary Two MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 63.0% 1.41x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Forest City Ratner Companies		Collateral:	Leasehold
Borrower:	TBD		Location:	Brooklyn, NY
Original Balance:	$75,000,000		Year Built / Renovated:	1990
Cut-off Date Balance:	$75,000,000		Total Sq. Ft.:	505,421
% by Initial UPB:	TBD		Total Collateral Sq. Ft.:	505,421
Interest Rate:	TBD		Property Management:	TBD
Payment Date:	TBD		Underwritten NOI:	TBD
First Payment Date:	TBD		Underwritten NCF:	TBD
Maturity Date:	TBD		Estimated Value:	TBD
Amortization:	360 months		Appraisal Date:	TBD
Additional Debt:	None
Lockbox / Cash Management:	Hard / Springing		Historical NOI
			Most Recent NOI:	TBD
			2nd Most Recent NOI:	TBD
			3rd Most Recent NOI:	TBD
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	TBD	TBD	Most Recent Occupancy:(2)	89.3% (January, 2012)
Insurance:	TBD	TBD	2nd Most Recent Occupancy:	NAV
Replacement:	TBD	TBD	3rd Most Recent Occupancy:	NAV
TI/LC:	TBD(1)	TBD	4th Most Recent Occupancy:	NAV
Other	TBD	TBD	(1) Any outstanding TI/LCs on new leases will be reserved upfront. This reserve is projected to be approximately $11.9 million.

Financial Information			(2) Represents percentage leased. Not all tenans had taken occupancy as of the rent roll date.
Cut-off Date Balance / Sq. Ft.:		$148.39
Balloon Balance / Sq. Ft.:		$122.69
Cut-off Date LTV:		TBD
Balloon LTV:		TBD
Underwritten NOI DSCR:		TBD
Underwritten NCF DSCR:		TBD
Underwritten NOI Debt Yield:		TBD
Underwritten NCF Debt Yield:		TBD

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

100 Myrtle Avenue Brooklyn, NY 11201	Collateral Asset Summary Two MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 63.0% 1.41x 10.3%

Tenant Summary
Office Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (sq. ft.)	% Net Rentable Area	U/W Base Rent PSF	% of U/W Base Rent	Lease Expiration
DofTT(1)	AA/Aa2/AA	149,815	29.6%	$32.04	32.2%	Various(5)
IRS(2)	AA/Aaa/AA+	119,629	23.7%	$33.09	26.5%	8/1/2022
NYU Polytech	NR/Aa3/AA-	89,149	17.6%	$29.00	17.3%	3/9/2027
NYC SCA(3)	AA/Aa2/AA	63,128	12.5%	$35.20	14.9%	10/31/2020
NLRB(4)	AA/Aaa/AA+	23,238	4.6%	$42.91	6.7%	9/10/2016
Subtotal		444,959	83.4%	$32.17	97.7%

Retail Tenants
Figaro Cafe and Bar	NR/NR/NR	3,567	0.7%	$40.76	1.0%	5/1/2027
Five Guys Burgers & Fries	NR/NR/NR	2,887	0.6%	$70.00	1.3%	5/1/2021
Subtotal		6,454	1.3%	$53.84	2.3%

Vacant	NAP	54,008	10.7%	NAP	NAP	NAP
Total/Wtd. Avg.		505,421	100.0%	$33.03	100.0%
(1)
Tenant has a termination option with respect to 31,155 square feet of space effective 6/1/2018, and another option with respect to 50,674 square feet of space. Both options require 1 year notice to borrower and payment of unamortized cost of TIs.

(2)	Tenant has the option to terminate lease any time after 9/1/2017 with 6 months notice to borrower. IRS is in place but not paying rent until September 2012, See “initial reserves” below.
(3)	Tenant has the right to terminate lease any time after 11/2007 with 9 months notice to borrower.
(4)	Tenant has the right to terminate lease any time after 9/2013 with 6 months notice to borrower.
(5)	Expiration dates are 12/20/2030 for 81,829 square feet of space and 1/20/2031 for 67,986 square feet.

The Loan. The Two MetroTech Center Loan (the “Two MetroTech Center Loan”) is a $75 million ($148 per collateral sq. ft.) fixed rate loan secured by the borrower’s leasehold interest in a 505,421 sq. ft. office building located at 100 Myrtle Avenue in Brooklyn, NY. The $75 million first mortgage loan has a 10-year term and amortizes based on a 30-year schedule. Loan proceeds will be used to retire existing debt of approximately $62.1 million, establish a debt service shortfall reserve of $1.8 million, establish an unfunded TI/LC reserve of approximately $11.9 million, and pay closing costs and fees of approximately $560,000.

The Borrower / Sponsors. The borrower is currently TBD. It will be a SPE with two independent directors in its organizational structure. The Sponsor, Forest City Ratner Companies (“FCRC”) is a full-service, vertically integrated real estate company with expertise in all facets of development. The firm is known for taking on and completing large, complex mixed-use projects. A wholly owned subsidiary of Forest City Enterprises, FCRC has developed and currently owns and operates 11 million square feet of commercial property in the New York metropolitan area, including office, retail, and residential properties.
Forest City Ratner has been one of the most prolific developers in New York City and the outer boroughs over the last 15 years. FCRC’s expertise lies in the development, construction, and management of complex urban projects and often involves collaboration between the public and private sectors.

The Property. Two MetroTech Center (“the Property”) is part of the 11-building MetroTech Center complex, a 7.6 million SF academic and high technology complex constructed at a cost in excess of $1bn on a ten-block, sixteen acre site in downtown Brooklyn. MetroTech’s 11 buildings include 8 new commercial buildings ranging in size from 250,000 square feet to more than one million square feet. The Property is easily accessible by 12 subway lines, 12 bus lines, and is a short walk from Atlantic Terminal, the busiest mass transit hub in New York City outside of Manhattan. Atlantic Terminal serves an estimated 40 million passengers annually and acts as a main transfer point for travelers on the LIRR and New York City subway lines.

The Market. Downtown Brooklyn is the largest submarket in the outer New York City boroughs. The submarket’s employment is concentrated in educational services; health care and social assistance; government (public administration); and professional, scientific, and technical services, which provides the submarket with some upside potential. Brooklyn is home to a number of small tech-oriented tenants, which provide the submarket with future growth drivers. The Polytechnic Institute of NYU is a generator of such companies and technologies.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

100 Myrtle Avenue Brooklyn, NY 11201	Collateral Asset Summary Two MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 63.0% 1.41x 10.3%

The multi-building MetroTech Center is downtown Brooklyn’s dominant office complex, and contains approximately one-quarter of the submarket’s inventory and nearly 60% of its Class A inventory. Some of the top tenants include the Supreme and Family Courts of New York, New York City Transit Authority, New York City Fire Department, JPMorgan Chase, Morgan Stanley Smith Barney, ConEdison, and Empire BlueCross BlueShield.

According to CB Richard Ellis and Cushman & Wakefield, market rents in downtown Brooklyn are approximately $34 psf on a gross rent basis, with operating expenses of $8-$10 psf and real estate taxes of $8 psf, which brings net rental rates to approximately $16-$18 psf.

Major Tenants. Two MetroTech Center is leased to seven distinct tenants. The largest 3 tenants occupy approximately 71% of NRA, and account for approximately 77% of underwritten rental income.

New York City Department of Information Technology and Telecommunications (149,824 sq. ft., 29.6% of NRA, 33.4% of underwritten rental income): The Department of Information Technology and Telecommunications (“DofTT”) is the City Agency that is responsible for modernizing, unlocking, innovating and improving IT infrastructure and service delivery in New York City government. DofTT maintains the foundational information technology systems and infrastructures that reach into every aspect of life in New York City, including public safety, human services, and economic development. The agency is well known for its two specific operations, the NYC Media Group and the 3-1-1 “Citizens’ Hotline,” both recently established by Mayor Michael Bloomberg. DofTT has lease termination options with respect to approximately 82,000 square feet of their space.

IRS (119,629 sq. ft., 23.7% of NRA, 25.7% of underwritten rental income): The Internal Revenue Service has a history dating back to the 1860s when President Lincoln and the US congress established the Commissioner of Internal Revenue’s office and enacted the income tax to finance Civil War expenses. Today, the IRS is a bureau of the Department of the Treasury and employs over 105,000 workers. The primary responsibilities of the department include the collection of taxes and the enforcement of the Internal Revenue Code.

Polytechnic Institute of New York University (89,149 sq. ft., 17.6% of NRA, 17.7% of underwritten rental income): Founded in Brooklyn in 1854, the Polytechnic Institute of New York University (“NYU Polytech”) is one of the oldest technological institutes in the United States. As one of the eighteen colleges comprising NYU, the school is renowned for its work and innovation in aerospace, electrical, and microwave engineering, as well as polymer chemistry. In addition, the university has a state of the art complex including a recently constructed library and new electrical engineering, computer science and computer engineering facilities. NYU-Poly’s central location in the MetroTech Center provides remarkable accessibility to transportation for students, faculty, and staff from all parts of New York City.

Property Management. TBD

Lockbox / Cash Management. Hard / Springing during a period in which an event of default is continuing, or if any tenant gives notice of its intent to exercise its termination options.

Initial Reserves. TBD

Ongoing Reserves. TBD

Ground Lease. The property is subject to a ground lease from the City of New York. The ground lease commenced March 31, 1989 with a 99 year term and a March 10, 2087 fixed expiration date. The rent paid on the ground lease is currently bifurcated into two components – a “base rent” component and an “additional payment” component. The base rent is set at $240,000 for the 35 year period commencing August 1, 1990 and ending August 1, 2025. After August 1, 2025, the base rent will reset to 10% of the fair market value of the land, considered as unimproved and unencumbered by the ground lease, with reappraisals conducted every 10 years. The additional payment commenced August 1, 2011 and is coterminous with the current base rent payment, ending August 1, 2025. The additional payment is a fixed payment which is sufficient to result in the full amortization of $10,289,432 over a 15-year term based on the interest rate under any taxable General Obligation bonds having a term of 15 years that are issued by the City on or about August 1, 2010. As per the Sponsor, this fixed payment is equal to $941,693. The lender underwrote the full combined payment of $1,181,693, which remains fixed over the term of the loan.

Current Mezzanine or Subordinate Interest. None.

Future Mezzanine or Subordinate Indebtedness. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Full Service
Sponsor:	Jeffrey Soffer and Jacquelyn Soffer		Collateral:	Fee Simple
Borrower:	Nashville Downtown Hotel, LLC		Location:	Nashville, TN
Original Balance:	$66,000,000		Year Built / Renovated:	2000 / 2010
Cut-off Date Balance:	$65,675,719		Rooms:	330
% by Initial UPB:	TBD		Property Management:	Turnberry Development, LLC
Interest Rate:	5.1970%		Underwritten NOI:	$10,048,475
Payment Date:	6th of each month		Underwritten NCF:	$8,973,992
First Payment Date:	March 6, 2012		Appraised Value:	$102,000,000
Maturity Date:	February 6, 2022		Appraisal Date:	January 1, 2012
Amortization:	300 months
Additional Debt:	NA		Historical NOI
Call Protection:	L(27), D(89), O(4)		Most Recent NOI:	$10,160,672 (T-12 11/30/2011))
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$8,383,809 (December 31, 2010)
			3rd Most Recent NOI:	$7,113,225 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$81,198	$81,198	Most Recent Occupancy:	75.5% (November 30, 2011)
Insurance:	$140,685	$12,790	2nd Most Recent Occupancy:	71.7% (December 31, 2010)
FF&E:	$6,000,000	$89,540	3rd Most Recent Occupancy:	71.2% (December 31, 2009)
			(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information			(2) (3)
Cut-off Date LTV based on the “as-is” appraised value of $102.0 million as of January 1, 2012. Based on the “as-if renovated” appraised value of $108.8 million as of January 1, 2012 the Cut-off Date LTV is 60.4%. At closing, $6.0 million was deposited into an FF&E reserve account, see “Initial Reserves” and “Ongoing Reserves” herein.
Balloon LTV based on the “as-is” appraised value of $102.0 million as of January 1, 2012. Based on the “as-if renovated” appraised value of $108.8 million as of January 1, 2012 the Balloon LTV is 45.7%. At closing, $6.0 million was deposited into an FF&E reserve account, see “Initial Reserves” and “Ongoing Reserves” herein.

Cut-off Date Balance / Room:	$199,017
Balloon Balance / Room:	$150,597
Cut-off Date LTV(2):	64.4%
Balloon LTV(3):	48.7%
Underwritten NOI DSCR:	2.13x
Underwritten NCF DSCR:	1.90x
Underwritten NOI Debt Yield:	15.3%
Underwritten NCF Debt Yield:	13.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

Historical Occupancy, ADR, and RevPAR(1)
Hilton Nashville Downtown Property	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	71.1%	71.6%	75.0%
ADR	$169.75	$178.55	$190.36
RevPAR	$120.68	$127.91	$142.82
Competitive Set(2)	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	65.5%	69.5%	73.9%
ADR	$139.59	$138.78	$144.20
RevPAR	$91.48	$96.42	$106.52
Penetration	T-12 Dec. 2009	T-12 Dec. 2010	T-12 Dec. 2011
Occupancy	108.5%	103.1%	101.6%
ADR	121.6%	128.7%	132.0%
RevPAR	131.9%	132.7%	134.1%
(1)	Source: Smith Travel Research.
(2)
Competitive Set includes: The Hilton Nashville Downtown Property, Sheraton Hotel Nashville Downtown, Doubletree Nashville, Wyndham Union Station Nashville, Renaissance Nashville Hotel, Loews Vanderbilt Plaza Hotel, Embassy Suites Nashville @ Vanderbilt University, and Marriott Nashville @ Vanderbilt University.

Primary Competitive Set(1)
Property	Rooms	Commercial%	Meeting & Group%	Leisure%	Occupancy%	ADR	2011 RevPAR
Hilton Nashville Downtown Property	330	25%	50%	25%	76.0%	$187.00	$142.12
Renaissance Nashville	673	25%	60%	15%	79.0%	$142.00	$112.18
Sheraton Nashville Downtown	472	30%	50%	20%	66.0%	$138.00	$91.08
DoubleTree Nashville	337	40%	35%	25%	74.0%	$130.00	$96.20
Wyndham Grand Heritage Hotels Union Station Hotel	125	10%	40%	50%	72.0%	$170.00	$122.40
Total/Wtd. Avg.	1937	28%	50%	22%	74.0%	$148.67	$110.02
(1)    Source: Appraisal (Competitive Set Occupancy, ADR, and RevPAR are 2011 estimates).

The Loan. The Hilton Nashville Downtown loan (the “Hilton Nashville Downtown Loan”) is a $66.0 million fixed rate loan secured by the borrower’s fee simple interest in the Hilton Nashville Downtown Property located in Nashville, Tennessee (the “Hilton Nashville Downtown Property”). The $66.0 million first mortgage loan has a 10-year term and amortizes on a 25-year schedule. The Hilton Nashville Downtown Loan accrues interest at a fixed rate equal to 5.1970%. Loan proceeds were used to refinance existing debt of approximately $44.7 million, establish upfront escrows of approximately $6.2 million, pay closing costs of approximately $1.2 million and return equity to the sponsors of approximately $13.9 million.

The land was reportedly purchased in 1998 for $4.243 million and the improvements were subsequently developed and opened in October 2000 as a Hilton Suites with a reported all in capitalization of $50.0 million. In May 2004, the name of the Hilton Nashville Downtown Property was changed from Hilton Suites to Hilton. FF&E replacements and interior improvements have been completed within the last three years in the approximate amount of $1.14 million ($3,460 per room). These improvements included replacement of common area finishes, FF&E and expansion of meeting space in 2009 and 2010, and selected replacement of guestroom soft goods, case goods, and interior finishes in 2008. The 2012 capital budget is estimated at $9.06 million, with the largest budgeted items being Hilton requirements ($1.26 million) and room renovations including case goods ($7.40 million). At closing, the Borrower deposited $6.0 million into an FF&E reserve to be used to complete these items.

The Hilton Nashville Downtown Property is subject to a 15-year management agreement between the Borrower and Turnberry Development, LLC (“TD”), which extends through December 2015. The base management fee equates to 3.0% of gross revenues. The Hilton Nashville Downtown Property is also subject to a 15-year franchise agreement between Hilton Inns, Inc. as licensor and Nashville Downtown Hotel, LLC as licensee, which extends to October 2015 with a renewal option that gives the licensee a one-time right to extend the term of the agreement for an additional five years, which would extend the expiration date of the franchise agreement to October 2020. Based on the “as is” appraised value for the Hilton Nashville Downtown Property as of January 1, 2012 of $102.0 million, the cut-off date LTV is 64.4%. Based on the “as if renovated” appraised value of $108.8 million, the cut-off date LTV is 60.4%. Based on the “as stabilized” appraised value as of January 1, 2016 of $117.0 million, the cut-off date LTV is 56.1%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

The Borrower / Sponsor. Nashville Downtown Hotel, LLC (the “Borrower”) is a single purpose limited liability company structured to be bankruptcy remote, with two independent directors in its organizational structure. The Borrower is owned by its sole equity member, Turnberry/Nashville Arena Hotel, L.P. Turnberry/Nashville Arena Hotel has a General Partner (1.0%) owned by Jeffrey and Jacquelyn Soffer and Limited Partners (99.0%) that include Turnberry Nashville Partners, L.P. (60.25%), owned by Jeffrey and Jacquelyn Soffer; Corner Partnership, L.C. with Laurence M. Papel as Principal (21.7%); Samuel H. Howard (6.4%); Falk Family Partners, L.P. (5.28%) and John J. Nicholson (5.28%). Jeffrey Soffer, and Jacquelyn Soffer (the “Sponsors”) are the non-recourse carveout guarantors under the Nashville Downtown Hotel Loan.

Turnberry Associates, the operating company of the Sponsor, was founded more than 50 years ago and has developed more than $7 billion in commercial and residential property, including approximately 20 million sq. ft. of retail space, more than 7,000 apartments and condominium units, 1.5 million sq. ft. of class “A” office space and in excess of 2,000 hotel and resort rooms. Hotels and resorts managed by Turnberry Associates include: Turnberry Isle Miami, Residence Inn by Marriott Aventura, Courtyard by Marriott Aventura, Hampton Inn Hallandale Beach, Fontainebleau Miami Beach, Sheraton Orlando Downtown, and Courtyard by Marriott Downtown Orlando, all located in Florida, along with Hilton Nashville Downtown and Union Station a Wyndham Historic Hotel in Nashville, TN. New developments include Destin Commons Hotel and Hilton Garden Inn in Destin, FL.

The Property. According to the appraisal, the Hilton Nashville Downtown Property is the only AAA, 4-Diamond, full-service, all suite luxury hotel in downtown Nashville, Tennessee. The Hilton Nashville Downtown Property is centrally located facing the Nashville Music Garden to the south and is bordered by the Country Music Hall of Fame further to the south, Bridgestone Arena to the west, Schermerhorn Symphony Center to the east, and various restaurants and bars to the north along Broadway. The Nashville Convention Center is located diagonally to the northwest. The Hilton Nashville Downtown Property consists of 330 all-suite guestrooms, 16,475 sq. ft. of meeting & banquet facilities, an indoor swimming pool, fitness center, business center, gift shop, and a rental car counter. Food & beverage outlets include Parkview Lounge (45 seats), Market Street (150 seats), the Sports Grille (219 seats), all operated by property management, and The Palm, a leased out fine-dining restaurant with 250 seats. There is a two-story underground parking garage that is leased to a third party operator, with the hotel leasing back spaces for valet parking purposes.

As reported by Smith Travel Research, for 2011 the Hilton Nashville Downtown Property ranked first out of the eight competitive properties in terms of ADR and RevPAR, and fourth of eight in terms of occupancy. RevPAR penetration for 2011 was 134.1%.

The Market. The greater Nashville hotel market contains 354 hotels and motels with 33,182 aggregate rooms as of December 31, 2011. The Hilton Nashville Downtown Property’s competitive set consists of a total of seven hotels with 2,462 rooms in aggregate. According to Smith Travel Research, the competitive set experienced a RevPAR increase of 10.5% from 2010 to 2011, while the Hilton Nashville Downtown Property experienced a RevPAR growth of 11.7%.

Demand segmentation for the Hilton Nashville Downtown Property in 2011 was estimated by the appraiser to be 25% commercial, 50% meeting and group, and 25% leisure, which is similar to the estimated market-wide demand of 31% commercial, 47% meeting and group, and 22% leisure.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

121 4th Avenue South Nashville, TN 37201	Collateral Asset Summary Hilton Nashville Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,675,719 64.4% 1.90x 15.3%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	11/30/2011(TTM)	U/W	U/W per Room
Occupancy	71.2%	71.7%	75.5%	75.5%
ADR	$169.51	$178.41	$190.47	$190.47
RevPAR	$120.68	$127.98	$143.90	$143.90

Room Revenue	$14,535,942	$15,414,764	$17,332,254	$17,332,254	$52,522
F&B Revenue	5,003,522	5,552,047	5,989,882	5,989,882	18,151
Other Revenue	2,947,886	3,200,525	3,539,956	3,539,956	10,727
Total Revenue	$22,487,350	$24,167,336	$26,862,092	$26,862,092	$81,400
Operating Expenses	7,255,759	7,408,075	7,915,866	7,915,866	23,987
Undistributed Expenses	6,724,874	6,877,596	7,453,006	7,452,455	22,583
Gross Operating Profit	$8,506,717	$9,881,665	$11,493,220	$11,493,771	$34,830
Total Fixed Charges	1,393,492	1,497,856	1,332,548	1,445,296	4,380
Net Operating Income	$7,113,225	$8,383,809	$10,160,672	$10,048,475	$30,450
FF&E	899,494	966,693	1,074,484	1,074,484	3,256
Net Cash Flow	$6,213,731	$7,417,116	$9,086,188	$8,973,992	$27,194

Property Management.    The Hilton Nashville Downtown Property is managed by Turnberry Development, LLC.

Lockbox / Cash Management.    The Hilton Nashville Downtown Loan is structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow are triggered upon (i) an event of default under the Hilton Nashville Downtown Property Loan, (ii) bankruptcy or insolvency of borrower, guarantor, or manager, (iii) the trailing-12 month DSCR as determined by lender falling below 1.20x, or (iv) the date which is 12 months prior to any expiration date of the franchise agreement (each of (i) through (iv) above is both a “Cash Management Trigger Event” and a “Cash Sweep Period Trigger Event”). Active cash management without a full sweep of excess cash flow is triggered upon the trailing-12 month DSCR as determined by lender falling below 1.25x (also a Cash Management Trigger Event).  After the occurrence of a Cash Management Trigger Event, the Hilton Nashville Downtown Loan will remain in active cash management for the term of the Hilton Nashville Downtown Loan.  A Cash Sweep Event may be cured by the Borrower in respect to each of the foregoing triggers, respectively, as follows: (i) a cure of the applicable event of default, (ii) discharge, stay or dismissal of the bankruptcy petition, (iii) the trailing-12 month DSCR as determined by lender being greater than 1.20x for two consecutive quarters, or (iv) the earliest to occur of (A) the commencement of a renewal term under the franchise agreement, (B) the commencement of the term, or any applicable renewal term, of any replacement franchise agreement, or (C) an accumulation of excess cash flow in the Franchise Expiration/PIP Account or the delivery of a letter of credit in a notional amount which, when taken together with amounts deposited in the capital expenditure account, shall equal not less than $3,000,000.

Initial Reserves.    At closing, the Borrower deposited (i) $81,198 into a tax reserve account, (ii) $140,685 into an insurance reserve account, and (iii) $6,000,000 into an FF&E reserve account.

Ongoing Reserves.   On a monthly basis, the Borrower is required to deposit reserves of (i) $81,198 into a tax reserve account, (ii) $12,790 into the insurance reserve account, and (iii) 1/12 of 4% of the prior calendar year’s gross income from operations into an FF&E Reserve Account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

Mortgage Loan Information(1)				Property Information
Loan Seller:	UBSRES			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	Office – CBD
Sponsor:	David Werner; Joseph Friedland;			Collateral:	Fee Simple
	Elchonon Schwartz; Simon Singer			Location:	Philadelphia, PA
	1700 Market Street Associates L.P.;			Year Built / Renovated:	1969 / 1989, 1998, 2005
Borrower:	Crown 1700 Market Street L.P.			Total Sq. Ft.:	841,172
	as tenants-in-common			Property Management:	CB Richard Ellis, Inc.
Original Balance:	$61,050,000			Underwritten NOI:	$11,321,175
Cut-off Date Balance:	$61,050,000			Underwritten NCF:	$10,269,710
% by Initial UPB:	TBD			Appraised Value:	$160,000,000
Interest Rate(2):	5.1700%			Appraisal Date:	September 1, 2011
Payment Date:	6th of each month
First Payment Date:	November 6, 2011			Historical NOI
Maturity Date:	October 6, 2016			Most Recent NOI:	$9,678,686 (T-12 8/31/2011)
Amortization:	Interest-only for 24 months;			2nd Most Recent NOI:	$9,020,931 (December 31, 2010)
	360 months thereafter			3rd Most Recent NOI:	$11,017,283 (December 31, 2009)
Additional Debt(1) (3):	$49,950,000 pari passu Note A-1;
	$12,200,000 Mezzanine Loan			Historical Occupancy(9)
Call Protection(4): Lockbox / Cash Management:	L(31), D(25), O(4) Hard / In Place			Most Recent Occupancy: 2nd Most Recent Occupancy:	84.2% (December 1, 2011) 84.6% (December 31, 2010)
				3rd Most Recent Occupancy:	76.0% (December 31, 2009)
Reserves (5)
	Initial	Monthly	(1)	The 1700 Market Street Loan is part of the 1700 Market Street Loan Combination, totaling $111.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1700 Market Street Loan, but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust. The related pari passu Note A-1 was previously contributed to the UBSC 2011-C1 Trust.

Taxes:	$1,469,236	$209,891	(2)	The 1700 Market Street Loan Combination accrues interest at a fixed rate of 5.1700% through the payment date occurring in October 2014, which rate steps up to 5.3400% from the payment date occurring in November 2014 through the maturity date.
Insurance:	$40,362	$20,181
Replacement:	$400,000	$0	(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
TI/LC:	$6,000,000	$0	(4)	Defeasance shall be permitted on the date that is two years after the closing date for the UBS 2012-C1 securitization.
Unfunded Leasing Costs:	$5,154,868	$0	(5)	See "Initial Reserves" and "Ongoing Reserves" herein.
Rent Abatement:	$757,484	$0	(6)	Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-2 note (which note is included in the Trust) and the pari passu companion A-1 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period on the pari passu A-2 note (which note is included in the Trust) and the pari passu companion A-1 note (which note is not included in the Trust).

Financial Information
	Mortgage Loan(6)	Total Debt(7)	(7)	Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has a 10.00% interest rate, is interest-only for the full term and is coterminous with the 1700 Market Street Loan Combination.
Cut-off Date Balance / Sq. Ft.:	$132	$146
Balloon Balance / Sq. Ft.:	$126	$141	(8)	Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.95x and 1.77x, respectively, for the Mortgage Loan and 1.60x and 1.46x, respectively, for the Total Debt. Based on the future increase in interest rate to 5.3400% beginning with the payment date in November 2014, future amortizing debt service payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.52x and 1.38x, respectively, for the Mortgage Loan and 1.31x and 1.18x, respectively, for the total debt.
Cut-off Date LTV:	69.4%	77.0%
Balloon LTV:	66.5%	74.1%
Underwritten NOI DSCR(8):	1.55x	1.33x	(9)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy rates provided by the borrower.
Underwritten NCF DSCR(8):	1.41x	1.20x
Underwritten NOI Debt Yield:	10.2%	9.2%
Underwritten NCF Debt Yield:	9.3%	8.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration
Deloitte & Touche USA LLP(2) (3) (4)	NR/NR/NR	154,545	18.4%	$25.00	21.0%	9/30/2019
Independence Blue Cross(5)	NR/NR/NR	149,420	17.8	$25.00	20.4	12/31/2019
AECOM USA, Inc.(6) (7) (8) (9)	NR/NR/NR	52,080	6.2	$24.78	7.0	1/31/2021
Subtotal / Wtd. Avg.		356,045	42.3%	$24.89	48.3%

Other	Various	352,363	41.9%	$26.94	51.7%	Various
Vacant	NAP	132,764	15.8	NAP	NAP	NAP
Total / Wtd. Avg.(10)		841,172	100.0%	$25.91	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through September 1, 2012.
(2)	U/W Base Rent Per Sq. Ft. for Deloitte & Touche USA LLP excludes 1,500 sq. ft. of storage space.
(3)
Deloitte & Touche USA LLP has the right during the period from and including October 1, 2010 through and including October 1, 2015 to terminate its lease with respect to a portion of the leased premises provided such surrendered portion (i) contains not less than one half of the NRA of one full floor and not greater than one full floor (provided that the portion of the floor to be released is not less than 5,000 sq. ft, (ii) is located on the then highest floor of the leased premises; and (iii) has a configuration that does not prevent the remaining space on such floor from being reasonably leasable.  If Deloitte & Touche USA LLP elects to terminate its lease with respect to any such space, it is required to give 12 months prior notice and pay a contraction fee equal to the unamortized balance of the original tenant improvement allowance under the lease plus the portion of $513,359 in brokerage and legal fees that is allocable to the contracted space, amortized on straight-line basis at 8% per annum.

(4)	Deloitte & Touche USA LLP has two, five-year extension options.
(5)	Independence Blue Cross has two, five-year extension options.
(6)	U/W Base Rent Per Sq. Ft. for AECOM USA, Inc. excludes 883 sq. ft. of storage space.
(7)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent for AECOM USA, Inc. represents the weighted average for all of its spaces at the 1700 Market Street Property.
(8)
AECOM USA, Inc. leases multiple spaces at the 1700 Market Street Property, with 33,136 sq. ft. expiring January 31, 2021, 15,610 sq. ft. expiring July 31, 2012, and 2,451 sq. ft. expiring January 1, 2021. AECOM USA, Inc. has a one-time option to terminate its lease expiring January 31, 2021 on January 31, 2016 upon giving notice not later than January 31, 2015 along with payment of a termination fee equal to the sum of (i) two months of base rent due as of the month immediately preceding January 31, 2016 and (ii) the unamortized balance of the leasing costs (the total brokerage commissions and construction allowances paid or applied against rent in connection with 2nd, 4th and 5th amendments), amortized on a straight line at 8% per annum through the lease expiration date.

(9)	AECOM USA, Inc. has one, five-year extension option.
(10)	Total / Wtd. Avg. U/W Base Rent Per Sq. Ft. excludes vacant space.

The Loan.    The 1700 Market Street loan combination (the “1700 Market Street Loan Combination”) is a $111.0 million fixed rate loan secured by the borrower’s fee simple interest in an 841,172 sq. ft. Class A, CBD office property located at 1700-1740 Market Street in Philadelphia, Pennsylvania (the “1700 Market Street Property”). The $111.0 million first mortgage loan has a five-year term, an initial interest-only period of 24 months and amortizes based on a 30-year schedule thereafter. The 1700 Market Street Loan Combination accrues interest at a fixed rate of 5.1700%, which rate steps up to 5.3400% beginning on the payment date in November 2014. The 1700 Market Street Loan Combination was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1700 Market Street Note A-2 (the “1700 Market Street Loan”), but not the related pari passu Note A-1, will be contributed to the UBS 2012-C1 Trust. Loan proceeds, together with an additional $12.2 million in mezzanine financing (see “Current Mezzanine or Subordinate Indebtedness” herein) and an equity contribution from the borrower of $44.8 million, were used to acquire the 1700 Market Street Property for a purchase price of $151.0 million (inclusive of a syndication profit of $7.5 million), fund upfront reserves totaling approximately $13.8 million, and pay closing costs of approximately $3.2 million. Based on the appraised value of $160.0 million as of September 1, 2011, the cut-off date LTV is 69.4%. The 1700 Market Street Note A-1 was previously contributed to the UBSC 2011-C1 trust.

The Borrower / Sponsor.    The borrowers, 1700 Market Street Associates L.P. (76.47% ownership interest) and Crown 1700 Market Street L.P. (23.53% ownership interest) (collectively, the “Borrowers”), are each a newly formed Delaware limited partnership structured to be bankruptcy-remote, each with two independent directors required in its ownership structure. The Borrowers own the 1700 Market Street Property as tenants-in-common. David Werner, Joseph Friedland, Elchonon Schwartz and Simon Singer (collectively, the “Sponsors”) have a combined 9.8% ownership interest in the Borrower and will act as the non-recourse carveout guarantors of the 1700 Market Street Loan.  The remaining ownership interest in the Borrower is held by a collection of individual investors and family foundations.

David Werner is a real estate investor with over 25 years of experience with commercial properties. In the past 17 years, Mr. Werner has been involved in the acquisition of 61 projects (primarily office space) totaling 61.5 million sq. ft. Mr. Werner has historically primarily focused on properties located in New York City, but his investment resume also includes acquisitions in Philadelphia, Chicago, New Jersey, Atlanta, Washington D.C., Boston, San Francisco, and several secondary markets. Mr. Werner’s past transactions in Philadelphia include 1500 Spring Garden Street (approximately 1.0 million sq. ft., located one mile north of the 1700 Market Street Property) and One South Broad Street (approximately 460,000 sq. ft., located three blocks east of the 1700 Market Street Property).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

Joseph Friedland is the CEO and founder of JFR Global Investments (“JFR”), a commercial real estate acquisition and management firm. Traditionally, JFR has focused on the acquisition of properties located in the New York City area. In the past seven years the firm has expanded its geographic footprint to include Maryland, North Carolina, Pennsylvania, Ohio, Kentucky, Texas, New Jersey, Connecticut, Florida, and Massachusetts. In this seven year time span, the firm has acquired approximately 42.5 million sq. ft. of commercial real estate (primarily office properties) worth an estimated $4.7 billion. JFR’s recent transactions in Philadelphia include 1500 Spring Garden Street and One South Broad Street with Mr. Werner, as well as The Presidential Complex (approximately 730,000 sq. ft. of mixed-use space).

In 2005, Elchonon Schwartz and Simon Singer established Nightingale Properties LLC (“Nightingale”), a multi-faceted real estate acquisition, management and development company specializing in commercial real estate. In its first year of operations, Nightingale raised $50.0 million in capital that was used to purchase six office buildings and nine retail centers located in secondary markets. Recent transactions by Nightingale include a total of 1.4 million sq. ft. of office space and 1.2 million sq. ft. of retail space purchased in 2007 and a 160,000 sq. ft. office building purchased in 2011. Nightingale is also active in the development of commercial real estate, including a strategy of expanding currently owned properties to add value. Before starting Nightingale, Mr. Schwartz was involved in brokering more than $800 million dollars of real estate transactions. In 2003, he began to focus his energies toward the acquisition of office buildings and shopping centers ranging in price between $5.0 million and $50.0 million, primarily in an owner’s representative capacity.  Before starting Nightingale, Mr. Singer worked as general counsel for a New York based development company, where he was responsible for all legal aspects of the development company’s transactions, including corporate formation, financing structures, joint ventures and litigation matters.

The Property.     The 1700 Market Street Property consists of a Class A, 26-story, CBD office building above a five level parking garage. The 1700 Market Street Property contains 841,172 sq. ft. of rentable retail, office and storage area. There is 19,750 sq. ft. of retail on the first floor and an additional 25,600 sq. ft. of retail/office space on the lower level, which is directly accessible by open staircases from the main elevator lobby. The improvements were originally completed in 1969 and renovated in 1989, 1998 and 2005. Recent capital improvements totaling $7.4 million in 2005 consist of the replacement of the fire sprinkler monitoring and alarm system, a completely restored façade (completed in 2006) and an upgraded HVAC system. The 1700 Market Street Property offers some of the largest floor plans in the submarket, featuring 30,000 sq. ft. floor plates compared to an average of 23,000 sq. ft. for other Class A properties.

Major Tenants.    The 1700 Market Street Property was 83.3% leased by 45 tenants as of the rent roll dated December 1, 2011. The 1700 Market Street Property was 93.1% and 93.5% occupied in 2006 and 2007, respectively, and has historically operated in the 90% range. Occupancy dropped to 76.0% in 2009 due to AIG vacating a large block of space.  However, since that time, the prior owner of the 1700 Market Street Property was able to lease the building back up to the 83.3% occupancy level.  Existing office leases are primarily written on a modified full-service basis, whereby tenants pay for increases in real estate taxes and operating expenses over a base year.

Deloitte & Touche USA LLP (154,545 sq. ft., 18.4% of NRA, 21.0% of underwritten occupied base rent): Deloitte & Touche USA LLP (“Deloitte USA”) is a subsidiary of Deloitte Touche Tohmatsu Limited (“DTTL”), a UK private company. “Deloitte” is the brand under which tens of thousands of professionals in independent firms throughout the world collaborate to provide audit, consulting, financial advisory, risk management and tax services to selected clients. Each member firm provides services in a particular geographic area and is subject to the laws and professional regulations of the particular country or countries in which it operates. DTTL does not itself provide services to clients. Deloitte has 100 offices across the U.S. in 89 different cities with a total of 45,730 employees nationwide.  Deloitte has increased its number of employees by approximately 3,000 in the previous two years, going from 42,367 in 2009 to 45,730 in 2011.

Deloitte USA occupies five full floors at the 1700 Market Street Property (floors 23-27), along with storage space on the lower level, under a 14-year lease that commenced in 2005. The lease is structured as a modified full-service lease, and the tenant is required to reimburse for electric charges. Deloitte USA has the option, effective 10/1/2010 to 10/1/2015, to partially terminate the lease with respect to a portion of the leased premises, provided such surrendered portion (a) contains at least one-half of the net rentable area of a floor but no greater than one full floor (provided that the portion of the floor to be released is not less than 5,000 sq. ft.); (b) is located on the then highest floor of the leased premises and (c) has a configuration that is such that it does not prevent the remaining space on such floor from being reasonably leasable.

Independence Blue Cross (149,420 sq. ft., 17.8% of NRA, 20.4% of underwritten occupied base rent):  Independence Blue Cross (“IBC”) is a private organization that provides health insurance and related services to approximately 3.3 million members in Philadelphia and surrounding areas. IBC is an independent licensee of the Blue Cross Blue Shield Association (BCBSA), the national coordinating body for the federation of independent Blue Cross and Blue Shield plans. As an independent licensee, IBC is assigned a specific area to market its products — Bucks, Chester, Delaware, Montgomery, and Philadelphia counties in Pennsylvania. IBC’s health plans include options for groups, families, and individuals. It also offers supplemental Medicare, dental, vision, life, and disability

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

insurance. Through subsidiary AmeriHealth Administrators, IBC provides third-party administration services. IBC was founded as the Associated Hospital Service of Philadelphia in 1938. IBC currently occupies 5 full floors at the 1700 Market Street Property (floors 7-9 and 11-12) comprising 17.8% of total NRA. In August of 2008, IBC extended the term of their initial lease an additional 10 years affirming their commitment to the subject location. The lease includes base rent increases of $0.50 PSF per year.

AECOM USA, Inc. (52,080 sq. ft., 6.2% of NRA, 7.0% of underwritten occupied base rent):  AECOM USA, Inc. (“AECOM”, NYSE: ACM) is one of the world’s leading engineering and design groups. AECOM (which stands for Architecture, Engineering, Consulting, Operations and Maintenance) provides planning, consulting, and construction management services for civil clients and infrastructure construction to government and private clients.  The firm has operations in Asia, Africa, Europe, the Middle East, and Australia/New Zealand. AECOM has two divisions: professional technical services and management support services. Notable AECOM projects include the project management for the Saadiyat Island Cultural District in Abu Dhabi and master planning for the 2012 London Olympics.  AECOM occupies five office suites and one storage space at the 1700 Market Street Property, comprising a total of 52,080 sq. ft.  AECOM has demonstrated a pattern of continued growth at the 1700 Market Street Property: its original lease for 13,943 sq. ft. commenced in August 2002. From the original lease commencement date to present, AECOM has added additional space in 2006 (1,667 sq. ft.), 2010 (33,136 sq. ft.), and 2011 (2,451 sq. ft., commencing in July 2012).  AECOM also occupies 883 sq. ft. of storage space.

The Market.    The 1700 Market Street Property is considered to be well-located on Market Street two blocks west of City Hall in the heart of Center City, which is generally recognized to be the premier office corridor in Philadelphia. The Center City business district is a diverse and dynamic area containing office, residential, retail, hotel, governmental, medical and cultural attractions, and is a hub for local mass transportation. The 1700 Market Street Property is directly across the street from Suburban Station and 0.8 miles from 30th Street Station. Center City is the focal point of the Greater Philadelphia MSA for business, government and cultural activities. The 1700 Market Street Property is well located within the prime West of Broad Street Office Submarket, two blocks from City Hall and the high-end retail shopping district adjacent to Rittenhouse Square on Walnut Street. The 1700 Market Street Property offers good access and visibility at the corner of 17th and Market Streets, with extensive frontage and a five-level parking garage on Market Street affording ingress and egress directly from Market Street, a unique feature for office buildings in the market. The parking garage contains 530 striped stalls, but can accommodate up to 720 spaces in a valet park configuration. The parking garage is considered a significant amenity due to the scarcity of parking in the Center City district, as well as the fact that the garage is one of the few in the area with an entrance and exit on Market Street and not a side street.

Philadelphia has the 4th highest monthly parking rate in the nation and the 7th highest daily parking rate. According to the appraisal, a separate direct capitalization analysis on the parking garage operation was performed in order to accurately compare the 1700 Market Street Property to comparables without attached parking. Per the appraisal, the 1700 Market Street Property’s parking garage’s separate “as-is” value was concluded to be $24.2 million, representing $29 per sq. ft. or $39,032 per space (based on 620 spaces, which is a blend of the self park and valet configurations).

The 1700 Market Street Property lies within the Philadelphia CBD Office Market and the Market Street West Submarket. Based on certain research reports, the market vacancy rate was 9.6%, which represents four consecutive quarters of declines after reaching a high of 10.6% in Q2 2010. Net absorption in Q2 2011 equaled 180,361 sq. ft., which is a continuation of the positive absorption trend that began in Q3 2010. The average asking rental rate was reported to be $24.73 per sq. ft., which is in line with the 1700 Market Street Property’s average in place rent for office space of $24.47 per sq. ft. The Market Street West Submarket had a vacancy rate of 10.3% as of Q2 2011 and an average asking rental rate of $25.74 per sq. ft.  Year-to-date net absorption was 290,049 sq. ft., with no new deliveries year-to-date. As of Q2 2011, the Philadelphia CBD Retail Market’s vacancy rate was 2.9%, with an average quoted rental rate of $25.47 per sq. ft. The Market Street West Retail Submarket’s vacancy rate was 1.3%, with an average quoted rental rate of $37.05 per sq. ft. as of Q2 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

The table below shows the 1700 Market Street Property’s vacancy rate and asking rents in comparison to its direct competitors in the CBD submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (2)	Class
1700 Market Street Property	1969	841,172	83.3%	$25.50	A
2000 Market Street	1972	661,238		$28.00	A
1500 Market Street	1974	1,801,389		$22.00	A
510 Walnut Street	1947	210,256		$23.50	A
1650 Market Street	1991	1,193,129		$30.50	A
1845 Walnut Street	1968	349,126		$23.00	A
2001 Market Street	1991	950,000		$23.00	A
Total / Wtd. Avg.(3)		5,165,138		$25.04
(1)	Source: Appraisal
(2)	Asking Rate quoted on a modified full-service basis.
(3)	Total / Wtd. Avg. excludes the 1700 Market Street Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,050,000 69.4% 1.41x 10.2%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	T-12 8/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$18,411,926	$17,407,772	$15,387,546	$16,116,749	$17,895,382	$21.27
Rent Steps(2)	0	0	0	0	436,325	0.52
Value of Vacant Space(3)	0	0	0	0	3,326,168	3.95
Gross Potential Rent	$18,411,926	$17,407,772	$15,387,546	$16,116,749	$21,657,875	$25.75
Total Recoveries	1,208,603	863,168	723,202	828,896	765,899	0.91
Total Other Income	2,234,230	1,708,479	1,637,351	1,621,940	1,637,351	1.95
Less: Vacancy	0	(58,983)	25,084	22,196	(3,326,168)	(3.95)
Effective Gross Income	$21,854,759	$19,920,436	$17,773,183	$18,589,781	$20,734,957	$24.65
Total Operating Expenses	9,296,196	8,903,153	8,752,252	8,911,095	9,413,782	11.19
Net Operating Income	$12,558,563	$11,017,283	$9,020,931	$9,678,686	$11,321,175	$13.46
TI/LC	0	0	0	0	841,172	1.00
Capital Expenditures	0	0	0	0	210,293	0.25
Net Cash Flow	$12,558,563	$11,017,283	$9,020,931	$9,678,686	$10,269,710	$12.21
(1)	U/W Base Rent is based on the rent roll dated July 25, 2011 and includes rent allocated to AECOM USA, Inc. in suite 1770, which lease commences on July 1, 2012.
(2)	U/W Rent Steps includes contractual rent increases through September 1, 2012.
(3)	U/W Vacancy is based on the actual economic vacancy as of the rent roll dated July 25, 2011, and is equal to 14.8% of Gross Potential Revenue.

Property Management.    The 1700 Market Street Property is managed by CB Richard Ellis, Inc.

Lockbox / Cash Management.    The 1700 Market Street Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, mezzanine borrower, guarantor, sponsor or manager, (iii) the DSCR falls below 1.07x, or (iv) an event of default by the mezzanine borrower under the 1700 Market Street Mezzanine Loan (as defined below).

Initial Reserves.    At closing, the Borrower deposited (i) $1,469,236 into the tax reserve account, (ii) $40,362 into the insurance reserve account, (iii) $400,000 into the capital expenditure/replacement reserve account, (iv) $6,000,000 into the TI/LC reserve account, (v) $5,154,868 into the unfunded TI/LC reserve account for certain outstanding tenant improvements and leasing commissions identified in the loan documents, and (vi) $757,484 into the rent abatement reserve.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $209,891 into the tax reserve account and (ii) $20,181 into the insurance reserve account.  Additionally, (a) if at any time the balance of the capital expenditure/replacement reserve is less than $200,000, the Borrower is required to deposit funds into that reserve account until the balance is at least equal to $200,000, and (b) the Borrower is required to deposit into the TI/LC reserve all amounts received in connection with (1) any modification or amendment of a lease, (2) any consent granted under a lease, (3) any settlement of claims of the Borrower against third parties under a lease, (4) any rejection, termination, surrender or cancellation of a lease, and (5) any other extraordinary event pursuant to which the Borrower receives payment in connection with a lease.

Current Mezzanine or Subordinate Indebtedness.    In conjunction with the 1700 Market Street Loan Combination, Pearlmark Mezzanine Realty Partners III, L.L.C. and TMRP III Co-Investment, L.L.C. jointly provided a $12,200,000 mezzanine loan (the “1700 Market Street Mezzanine Loan”). The 1700 Market Street Mezzanine Loan requires payments of interest only at a rate of 10.0000% and is coterminous with the 1700 Market Street Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

3385 Princeton Road Hamilton, Ohio 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.33x 10.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Phillips Edison Strategic Investment		Collateral:	Fee Simple / Leased Fee
	Fund LLC		Location:	Hamilton, OH
Borrower:	Bridgewater Falls Station LLC		Year Built / Renovated:	2005-2011
Original Balance:	$60,500,000		Total Sq. Ft.:	506,356
Cut-off Date Balance:	$60,307,749		Total Collateral Sq. Ft.(3) :	387,262
% by Initial UPB:	TBD		Property Management:	Phillips Edison & Company, LTD.
Interest Rate:	5.7005%		Underwritten NOI:	$6,025,127
Payment Date:	6th of each month		Underwritten NCF:	$5,622,311
First Payment Date:	March 6, 2012		Appraised Value:	$82,600,000
Maturity Date:	February 6, 2022		Appraisal Date:	December 15, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(89), O(4)		Most Recent NOI:	$5,344,715 (T-12 November 30, 2011)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$4,718,490 (December 31, 2010)
			3rd Most Recent NOI:	NAP
Reserves(1)
	Initial	Monthly	Historical Occupancy(2)
Taxes:	$504,173	$72,025	Most Recent Occupancy:	95.7% (December 31, 2011)
Insurance:	$24,226	$8,075	2nd Most Recent Occupancy:	NAV
Replacement:	$0	$6,329	3rd Most Recent Occupancy:	NAV
TI/LC:	$0	$37,977	4th Most Recent Occupancy:	NAV
Required Repairs	$7,500	NAP	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Landlord Obligations	$1,358,313	NAP	(2)	Based on collateral sq. ft. of 387,262.
Holdback Account:			(3)	Excludes the JC Penney and four smaller pad sites, all of which comprise the Borrower’s leased fee interests in the relative parcels.
Rent Holdback	$244,578	NAP
Account:

Financial Information
Cut-off Date Balance / Sq. Ft. (2):		$156
Balloon Balance / Sq. Ft.(2):		$131
Cut-off Date LTV:		73.0%
Balloon LTV:		61.6%
Underwritten NOI DSCR:		1.43x
Underwritten NCF DSCR:		1.33x
Underwritten NOI Debt Yield:		10.0%
Underwritten NCF Debt Yield:		9.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

3385 Princeton Road Hamilton, Ohio 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.33x 10.0%

Anchor and Major Tenant Summary
Non-Collateral Ground Lease Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.	U/W Annual Base Rent PSF(2)	% of Owned U/W Base Rent(3)	Lease Expiration	2010 Total Sales (000s)	Sales PSF (4)	Occupancy Cost (% of Sales)
J.C. Penney	BB+/NR/BB	98,250	19.4%	$3.39	5.0%	7/31/2035	NAV	NAV	NAV
Max & Erma’s	NR/NR/NR	6,147	1.2%	$17.63	1.6%	9/30/2020	$1,804	$293	7.4%
Chic-Fil-A	NR/NR/NR	6,000	1.2%	$14.58	1.3%	1/31/2031	$260	$43	35.4%
Chili’s	NR/NR/NR	5,697	1.1%	$17.11	1.5%	8/31/2015	NAV	NAV	NAV
Huntington Bank	NR/NR/NR	3,000	0.6%	$43.33	1.9%	4/30/2027	NAV	NAV	NAV
Subtotal		119,094	23.5%	$6.35	11.3%

Anchor Tenants
Dick’s Sporting Goods	NR/NR/NR	50,000	9.9%	$11.75	8.8%	1/31/2021	$8,810	$176	9.3%
TJ Maxx	NR/A3/A	32,000	6.3%	$10.75	5.1%	10/31/2015	$6,259	$196	7.4%
Best Buy	BBB-/Baa2/BBB-	30,000	5.9%	$12.85	5.8%	1/31/2016	NAV	NAV	NAV
Bed Bath & Beyond	NR/NR/BBB+	29,494	5.8%	$11.52	5.1%	1/31/2016	NAV	NAV	NAV
Michaels	NR/B3/B-	22,433	4.4%	$10.75	3.6%	9/30/2015	$2,557	$114	12.4%
Petsmart	NR/NR/BB+	20,195	4.0%	$14.50	4.4%	1/31/2016	NAV	NAV	NAV
Subtotal		184,122	36.4%	$11.90	32.8%

Major In-Line Tenants
Old Navy	NR/NR/NR	18,800	3.7%	$14.25	4.0%	8/31/2017	$4,822	$256	6.8%
Books-A-Million	NR/NR/NR	16,400	3.2%	$10.68	2.6%	3/31/2014	$1,519	$93	11.5%
Staples(5)	BBB/Baa2/BBB	16,076	3.2%	$12.75	3.1%	8/31/2024	NAV	NAV	NAV
Factory Card & Party Outlet	NR/NR/NR	10,741	2.1%	$16.25	2.6%	1/31/2017	$1,125	$105	19.2%
Ulta Salon	NR/NR/NR	10,000	2.0%	$19.02	2.8%	8/31/2017	$3,402	$340	6.9%
Subtotal		72,017	14.2%	$14.06	15.1%

Other	Various	114,447	22.6%	$23.80	40.8%	Various		NAV	NAV
Vacant	NAP	16,676	3.3%	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(6)		506,356	100.0%	$15.99	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent does not include rent steps or percentage rent.
(3)	Percentage of Owned U/W Base Rent is based on total occupied underwritten base rent of $6,683,632, which does not include rent steps or percentage rent.
(4)	Sales PSF are based on YE 2010 sales PSF figures and are estimates provided by the borrower.
(5)
The Staples space is currently under renovation by the landlord and Staples is not yet in occupancy.  At loan origination, the outstanding free rent due to Staples was $148,515; this amount was deposited in a free rent reserve account.  Staples has the right to terminate its lease if the space is not delivered by landlord on or before September 30, 2012.

(6)	Weighted average U/W Annual Base Rent per sq. ft. is based on total occupied sq. ft. and does not include ground lease tenants.

The Loan. The Bridgewater Falls loan (the “Bridgewater Falls Loan”) is a $60.5 million ($156 per collateral sq. ft.) fixed rate loan secured by the Borrower’s fee simple and leased fee interests in a 506,356 sq. ft. retail power center located at 3385 Princeton Road in Hamilton, Ohio (the “Bridgewater Falls Property”).  Collateral for the Bridgewater Falls Loan includes the ground rent payments due in connection with the leased fee properties, which include a pad site that is ground leased to JCPenney (98,250 sq. ft.) and four pad sites ground leased to smaller tenants (20,844 sq. ft. in aggregate).  The total collateral square footage for the Bridgewater Falls Loan, excluding the leased fee properties, is 387,262 sq. ft..  The $60.5 million first mortgage loan has a 10-year term and amortizes based on a 30-year schedule.  The Bridgewater Falls Loan accrues interest at a fixed rate equal to 5.7005%.  Loan proceeds were used to retire existing debts of $22.7 million, establish a free rent reserve of approximately $245,000, establish an outstanding tenant improvement reserve of approximately $1.4 million, pay closing costs and fees of approximately $325,000, and return approximately $35.8 million to the Borrower.  The Borrower acquired the Bridgewater Falls Property out of foreclosure from Wachovia in 2009 for a reported amount of $43.25 million and subsequently reportedly spent an additional $3.6 million on additional capital expenditures and soft costs.  Based on the “as-is” appraised value of $82.6 million as of December 15, 2011, the cut-off date LTV is 73.0%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

3385 Princeton Road Hamilton, Ohio 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.33x 10.0%

The Borrower / Sponsors. The borrower, Bridgewater Falls Station LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The borrower is 100% owned by Phillips Edison Strategic Investment Fund LLC (the “Sponsor”), which also serves as the non-recourse carveout guarantor.  The Sponsor is owned by Michael Phillips (6.17%), Jeffrey Edison (6.17%), Phillips Edison Limited Partnership (6.94%), Preferred Managed Risk, Ltd. (6.17%), Brown Advisory Investors 2007 – PEDF LLLP (8.86%), and 65.69% by outside investors.  Michael Phillips and Jeffrey Edison are co-founders of Phillips Edison, a real estate development and investment firm focused on retail shopping centers.  Phillips Edison is a fully-integrated company, and as of year end 2011 controlled a portfolio of approximately 26 million sq. ft. of neighborhood shopping centers across the United States. Since 1991, all of Phillips Edison’s properties were reportedly acquired and redeveloped under the leadership of Michael Phillips and Jeffrey Edison.

The Property. The Bridgewater Falls Property is a retail power center that was constructed in phases from 2005-2011 and consists of ten, one-story buildings with a total collateral net rentable area of 387,262 sq. ft., as well as five ground-leased outparcels with improvements totaling an additional 119,094 sq. ft.  Anchor tenants include:  JCPenney (98,250 sq. ft., not collateral), Dick’s Sporting Goods (50,000 sq. ft.), TJ Maxx (32,000 sq. ft.), Best Buy (30,000 sq. ft.), Bed Bath & Beyond (29,494 sq. ft.), and Michaels (22,433 sq. ft.).  Additionally, there are several major supporting national tenants including: Petsmart (20,195 sq. ft.), Old Navy (18,800 sq. ft.), Books-A-Million (16,400 sq. ft.), Staples (16,076 sq. ft.).  The Bridgewater Falls Property is shadow anchored by a 123,700 sq. ft. Target.  The Bridgewater Falls Property was 95.7% occupied as of the rent roll dated December 31, 2011.

The Bridgewater Falls Property is located less than one mile north of State Route 129, a major east/west thoroughfare which connects with the Hamilton CBD to west and Interstate 75 approximately seven miles to the east.  Interstate 75 is a major north/south U.S. interstate highway providing access to the Cincinnati CBD approximately 20 miles to the south and Dayton to the north. State Route 4 Bypass, located approximately one tenth of a mile west of the Bridgewater Falls Property, provides a direct route to the Cincinnati CBD.

The Market. The Bridgewater Falls Property is located in Hamilton, Ohio which is part of the Cincinnati metropolitan statistical area (“MSA”).  According to the appraiser, the immediate area surrounding the Bridgewater Falls Property has experienced compound household annual growth rates from 2000-2011 of 2.53%, 1.68% and 0.94% for the one, three and five-mile radii, respectively.  Estimated average household incomes of $79,478, $71,242 and $65,131, respectively, were reported for the same radii as of 2011.

The Bridgewater Falls Property is in Fairfield Township, located east of Hamilton’s central business district (“CBD”). The area is considered a suburban location and is north of the Cincinnati CBD.  The neighborhood is located in an area of the Cincinnati MSA that includes several newer retail projects, including the Bridgewater Falls Property. Other retailers in the neighborhood include Home Depot, Wal-Mart Supercenter, Kohls, Office Depot, and HH Gregg.

The Bridgewater Falls Property is located in the Cincinnati retail market, which contained 22,187,000 sq. ft. of retail space according to Reis’ Q4 2011 market report..  As of fourth quarter 2011, the overall vacancy rate was 14.5%, which represents a 0.2% decrease from third quarter 2011.  The MSA reported a positive net absorption in 2011 of 116,000 sq. ft.  The average rental rate for the market as of fourth quarter 2011 was $14.66 per sq. ft., which represents a $0.02 per sq. ft. increase over the previous quarter’s average rental rate of $14.64 per sq. ft.  There has been no new inventory added to the market since the first quarter of 2010.

The Bridgewater Falls Property is located in the Outer Counties retail submarket, which contained 6,694,000 sq. ft. of retail space according to Reis’ Q4 2011 market report.  As of the fourth quarter of 2011, the overall vacancy rate was 18.1%, which was 0.2% higher than the third quarter of 2011.  The submarket reported a total net absorption of 14,000 sq. ft during 2011.  The average rental rate for the market as of fourth quarter 2011 was $12.39 per sq. ft., which represents a 1.1% decrease from the previous quarter’s average rental rate of $12.53 per sq. ft.  There has been no new inventory added to the market since 2008.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

3385 Princeton Road Hamilton, Ohio 45011	Collateral Asset Summary Bridgewater Falls	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,307,749 73.0% 1.33x 10.0%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 11/30/2011	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	NAV	$5,514,897	$5,769,284	$6,683,632	$17.26
Value of Vacant Space	NAV	$0	$0	$400,224	$1.03
Gross Potential Rent	NAV	$5,514,897	$5,769,284	$7,083,856	$18.29
Total Recoveries	NAV	$1,607,789	$1,941,726	$1,925,355	$4.97
Total Other Income	NAV	$3,653	$6,542	$5,000	$0.01
Less: Vacancy(3)	NAV	$0	$0	($463,632)	($1.20)
Effective Gross Income	NAV	$7,126,339	$7,717,552	$8,550,579	$22.08
Total Operating Expenses	NAV	$2,407,849	$2,372,837	$2,525,452	$6.52
Net Operating Income	NAV	$4,718,490	$5,344,715	$6,025,127	$15.56
TI/LC	NAV	$0	$0	$344,727	$0.89
Capital Expenditures	NAV	$0	$0	$58,089	$0.15
Net Cash Flow	NAV	$4,718,490	$5,344,715	$5,622,311	$14.52
(1)	U/W PSF based on collateral sq. ft. of 387,262 sq. ft.
(2)	Historical Base Rent includes percentage rent.
(3)	U/W vacancy of 5.1% of gross potential revenue.

Property Management. The Bridgewater Falls Property is managed by Phillips Edison & Company, Ltd., a borrower affiliate.

Lockbox / Cash Management. The Bridgewater Falls Loan is structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow are triggered upon the occurrence of one of the following events: (i) an event of default under the Bridgewater Falls Loan, (ii) a bankruptcy event relating to the Borrower, Sponsor, or property manager, or (iii) the DSCR falls below 1.15x.

Initial Reserves. At closing, the Borrower deposited (i) $504,173 into a tax reserve account, (ii) $24,226 into an insurance reserve account, (iii) $1,358,313 into an unpaid tenant improvements and leasing commissions reserve, (iv) $244,578 into a free rent holdback reserve account, and (v) $7,500 into a required repairs reserve account.

Ongoing Reserves. On a monthly basis, the Borrower is currently required to deposit reserves of (i) $72,025 into a tax reserve account, (ii) $8,075 into an insurance reserve account, (iii) $6,329 into a capital expenditure/replacement reserve account, and (iv) $37,977 into a TI/LC reserve account, subject to a cap of $1,000,000, which cap will be reduced to $500,000 if, at any time after August 20, 2017, the DSCR is above 1.35x.

Current Mezzanine or Subordinate Interest. None.

Future Mezzanine or Subordinate Indebtedness. None permitted.

Master Lease. The Bridgewater Falls Property is subject to three master leases between the Borrower and the Sponsor covering approximately 30,000 sq. ft. of rentable space at the Bridgewater Falls Property relating to leases of three tenants that signed leases for space at the Bridgewater Falls Property but are not yet in occupancy and are currently in a free rent period: Staples (16,076 sq. ft.), Charming Charlie (7,880 sq. ft.) and The Wine Guy (6,335 sq. ft.).  It is anticipated that work at each space will be complete and rent payments will commence by September 30, 2012 (Staples), March 31, 2012 (Charming Charlie) and July 1, 2012 (The Wine Guy).  $244,578 was deposited into a free rent reserve account to cover rent payments during the anticipated free rent periods.  The term of each master lease is for ten years at a rent equal to the full rental payable under each related tenant lease. Rent payments under each master lease are suspended until the earlier to occur of the following events: (i) an event of default under the Bridgewater Falls Loan or (ii) net cash flow from the Bridgewater Falls Property, together with amounts in the free rent reserve, is insufficient to cover required debt service and reserve payments with respect to the Bridgewater Falls Loan. Each master lease terminates upon the expiration of the stated term, the related tenant (or a replacement tenant) taking occupancy and meeting certain other tenancy conditions set forth in the related master lease, or on the date that the Bridgewater Falls Loan is repaid in full.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office – CBD
Sponsor:	Abraham Talassazan		Collateral:	Fee Simple
Borrower:	BSD Michael 101, LLC		Location:	New York, NY
Original Balance:	$52,500,000		Year Built / Renovated:	1908
Cut-off Date Balance:	$52,389,270		Total Sq. Ft.:	80,821
% by Initial UPB:	TBD		Property Management:	Self Managed
Interest Rate:	5.3460%		Underwritten NOI:	$4,757,956
Payment Date:	6th of each month		Underwritten NCF:	$4,527,484
First Payment Date:	April 6, 2012		Appraised Value:	$85,000,000
Maturity Date:	March 6, 2022		Appraisal Date:	February 1, 2012
Amortization:	360 months
Additional Debt:	Future Mezzanine Debt Permitted		Historical NOI
Call Protection:	L(26), D(90), O(4)		Most Recent NOI:	$4,494,489 (December 31, 2011)
Lockbox / Cash Management:	Soft / Springing		2nd Most Recent NOI:	$3,050,003 (December 31, 2010)
			3rd Most Recent NOI:	$3,600,086 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$328,367	$82,092	Most Recent Occupancy:	95.3% (June 20, 2011)
Insurance:	$8,771	$1,949	2nd Most Recent Occupancy:	80.0% (December 31, 2010)
Replacement:	$30,308	Springing	3rd Most Recent Occupancy:	74.0% (December 31, 2009)
TI/LC:	$325,000	Springing	4th Most Recent Occupancy:	NAV
Simons Foundation:	$652,800	NAP	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Simons Foundation TI/LC:	$516,800	NAP
Luma Partners TI/LC:	$80,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$648
Balloon Balance / Sq. Ft.:	$540
Cut-off Date LTV:	61.6%
Balloon LTV:	51.3%
Underwritten NOI DSCR:	1.35x
Underwritten NCF DSCR:	1.29x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration
Zara USA, Inc.(2)	NR/NR/NR	23,660	29.3%	$137.36	55.9%	1/31/2021
The Simons Foundation(3)	NR/NR/NR	10,880	13.5	$56.28	10.5	7/31/2012
Morris + King Company LLC	NR/NR/NR	7,080	8.8	$58.53	7.1	8/31/2013
Velti USA, Inc.	NR/NR/NR	7,080	8.8	$43.33	5.3	10/31/2016
Subtotal / Wtd. Avg.		48,700	60.3%	$94.11	78.8%

Other	Various	28,321	35.0%	$43.45	21.2%	Various
Vacant	NAP	3,800	4.7	NAP	NAP	NAP
Total / Wtd. Avg.		80,821	100.0%	$75.49	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through January 2013.
(2)	Zara has one, one-year extension option at fair market value, but not less than $3,600,000 per year.
(3)	The Simons Foundation has given notice that it will not renew upon lease expiration. The tenant no longer occupies its space but has subleased all of its space to Living Social, an internet company.
(4)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft.

The Loan.  The 101 5th Avenue loan (the “101 5th Avenue Loan”) is a $52.5 million fixed rate loan secured by the borrower’s fee simple interest in the 80,820 sq. ft., Class B CBD office building, located in New York, New York (the “101 5th Avenue Property”).  The $52.5 million first mortgage loan has a 10-year term, amortizes on a 30-year schedule and accrues interest at a fixed rate equal to 5.3460%.  Loan proceeds were used to retire an existing mortgage loan of approximately $11.2 million, pay closing costs and fees of approximately $1.6 million, fund upfront reserves of approximately $1.9 million and return equity to the sponsor of approximately $37.6 million.  Based on the appraised value of $85.0 million as of February 1, 2012 the cut-off date LTV is 61.6%.

The Borrower / Sponsors.  The borrower, BSD Michael 101, LLC (the “Borrower”) is a single purpose, bankruptcy remote New York limited liability company with two independent directors in its organizational structure.  The non-recourse carveout guarantor is Abraham Talassazan (the “Sponsor”), who owns 52.2% of the Borrower.  The remainder is owned by seven other entities, none of whom has a total ownership interest exceeding 16.7%.  Abraham Talassazan founded the Eretz Group in 2000, at which time the company began acquiring vacant land and commercial real estate holdings with a focus on value add opportunities in emerging Manhattan neighborhoods.  The Eretz Group is locally based, invests principally in New York City, and will self-manage the 101 5th Avenue Property.  The company currently has a portfolio in excess of 800,000 sq. ft. consisting of twenty properties, 16 of which are in Manhattan.  In addition to the 101 5th Avenue Property, three of the 16 properties in Manhattan are located in the Midtown South market, with one located in the Madison/Union Square submarket, the same submarket as the 101 5th Avenue Property.

The Property.    The 101 5th Avenue Property is a pre-war Class B office building with ground floor retail located in the Madison/Union Square submarket of the Midtown South market in Manhattan.  The improvements were constructed in 1908 on a 0.135 acre site and consist of an eleven-story mid-block building located directly on 5th Avenue between 17th and 18th Street with a net rentable area of 80,821 sq. ft..  Floor plates range from 5,500 sq. ft. to 7,080 sq. ft.  The 101 5th Avenue Property was 95.3% leased as of the rent roll dated June 20, 2011.

The Borrower has commenced a lobby renovation that is expected to cost approximately $500,000 and to be completed by the end of May, 2012.  The scope of the renovation includes new marble flooring and walls, a custom marble security desk, an electronic directory system, new camera system and virtual doorman system, as well as cosmetic changes to the interior of the elevators and a new HVAC system.

The basement, ground, second, and third floors total 23,660 sq. ft. and are occupied by Zara, a Spanish clothing and accessories retailer founded in 1975.  Floors four through eleven are occupied by office users, none occupying more than 11,000 sq. ft. or representing more than 10.5% of total UW annual rent.

The 101 5th Avenue Property is in a heavily-trafficked retail corridor on 5th Avenue.  Other retail tenants in a 2 block radius include H&M, Gap, Banana Republic, Esprit, Barnes & Noble, Express, J Crew, and Kenneth Cole.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Major Tenants.    The 101 5th Avenue Property was 95.3% leased by 13 tenants as of the rent roll dated June 20, 2011.  The 101 5th Avenue Property was 80.0% occupied during both 2010 and 2011, but six new or expansion leases signed in 2011 brought the occupancy up to the current level. Occupancy has increased due to six new or expansion leases consummated over the past year.  Existing office leases are primarily written on a modified full-service basis, whereby tenants pay for increases in real estate taxes over a base year plus the cost of electricity.

Zara USA, Inc. (23,660 sq. ft., 29.3% of NRA, 55.9% of underwritten occupied base rent): Zara USA, Inc. (“Zara”) is the flagship brand for Inditex SA.  Zara operates approximately 1,485 stores in major cities worldwide, as well as more than 200 Zara Kids shops in some 75 countries.  The chain sells women's, men's, and children's apparel.  Zara Home, which sells home fashions, has approximately 270 stores in 25 countries.  Zara operates 7 stores in Manhattan and a total of 45 stores in the United States.  Zara’s reported revenue of 12.5 billion euro for the full year ended January 31, 2011, representing a 13.0% year-over-year growth and an overall growth of 20.4% over a two year period.  Zara accounts for more than 66% of the sales of Inditex SA, which operates 8 retailing formats with over 4,530 stores in 73 countries.

Zara has been a tenant at the 101 5th Avenue Property since 1997 and occupies the basement, ground, second, and third floors.  Zara extended its lease in August 2011 to January 31, 2021 and also expanded, taking the entire third floor (7,080 sq. ft., 8.8% of NRA), which it utilizes as storage space.  The lease is structured as a modified full-service lease, and the tenant is required to reimburse real estate taxes over a base year stop plus electric charges.  Zara USA, Inc.’s has no termination options and its rent is flat throughout its term.  The lease also provides for one, one-year extension at a rental rate equal to fair market value, but no less than $3,600,000 per year.  This store reportedly ranks fifth in terms of sales among Zara’s 49 locations in the U.S.

The Simons Foundation Inc. (10,880 sq. ft., 13.5% of NRA, 10.5% of underwritten occupied base rent):  The Simons Foundation Inc. (“Simons”) has given notice it will not renew upon lease expiration on July 31, 2012.  Simons, who is leasing the fifth floor and a portion of the sixth floor, no longer occupies its space but has subleased its space to Living Social, a web-based firm offering daily deals on handpicked experiences similar to Groupon.

The Borrower is reportedly currently negotiating with Living Social and other parties interested in the space, including Velti USA, Inc. which already occupies the building’s fourth floor (7,080 SF, 8.8% of NRA).  The lease is structured as a modified full-service lease, and the tenant is required to reimburse real estate taxes over a base year stop plus electric charges.

Morris + King Company LLC (7,080 sq. ft., 8.8% NRA; 7.1% underwritten occupied base rent): Morris + King Company LLC (“Morris + King”) is a public relations firm with a focus in strategic marketing and branding.  It offers a range of consulting and communications services, from media relations, brand marketing and crisis management to event planning, strategic counsel and analyst relations.  Morris + King has a diverse client roster, including established category leaders in luxury products and services, digital entertainment and technologies, advertising, publishing, real estate and media and entertainment, and also advises educational and cultural institutions and not-for-profit organizations.  Current and past clients include Ritz Carlton, CNBC, Susan G. Komen For the Cure, National Geographic, Remy Martin and Wikipedia.

Morris + King Company LLC has been a tenant since 2003 and occupies the entire eighth floor.  Its lease expires August 31, 2013 and is structured as a modified full-service lease, with the tenant required to reimburse real estate taxes over a base year stop plus electric charges.

The Market.    Per the appraiser the 101 5th Avenue Property is located in the Midtown South submarket of Manhattan, which is generally characterized by tenants in more creative fields such as fashion, art, advertising and high-tech industries.  Midtown South is further segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea.

Vacancy in the Midtown South office market continued to improve as of the third quarter of 2011, dropping 1.0% from the second quarter of 2011 to 6.1%.  The direct vacancy rate for class B space was 4.6% as of the third quarter 2011.  Midtown South’s overall asking rents of $44.65 per sq. ft. ranked third in the country in terms of highest asking rents, behind Midtown Manhattan and Washington D.C.

The Madison/Union Square submarket contains 31.3 million sq. ft. of office space and is Midtown South’s largest submarket.  As of the third quarter of 2011 the vacancy rate was 5.4% and the overall weighted average asking rent was $44.51 per sq. ft.  The class B asking rent was $45.45 per sq. ft.

The appraiser concluded that there are 28 buildings that are competitive with the 101 5th Avenue Property, which contain a total net rentable area of 3,435,244 sq. ft. of office space.  The average overall occupancy rate for these buildings was 95.9%, in line with the Class B Midtown South occupancy rate of 95.4%.  Asking rent for the competitive properties reportedly ranged from $30.00 per sq. ft. to $55.00 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

According to CoStar, the 101 5th Avenue Property is located in the Midtown South retail market.  As of the end of the fourth quarter of 2011, the market contained 24,255,183 sq. ft. of retail space located in 2,345 buildings.  The overall vacancy rate was 1.9%, with quoted rental rates of $82.35 per sq. ft.

Also according to CoStar, the 101 5th Avenue Property is located in the Gramercy Park submarket of the Midtown South retail market.  As the end of the fourth quarter of 2011, the Gramercy Park submarket contained 2,518,589 sq. ft. of retail space located in 244 buildings.  The overall vacancy rate was 0.3%, with quoted rental rates of $102.86 per sq. ft.

Summary of Comparable Office Properties(1)
Property	Built / Renovated	Size	% Leased	Asking Rate (Net)
101 5th Avenue	1908	80,821	95.3%	$48.00
71 5th Avenue	1907	140,000	90.0%	$37.00
80 5th Avenue	1907	132,600	100.0%	NAV
90 5th Avenue	1903/1986	100,000	30.8%	NAV
110 5th Avenue	1890/2002	170,000	100.0%	NAV
111 5th Avenue	1894	181,000	100.0%	NAV
120 5th Avenue	1924/1986	70,000	100.0%	NAV
126-128 5th Avenue	1905	103,500	100.0%	NAV
130 5th Avenue	1903	110,000	100.0%	NAV
Total / Wtd. Avg.(2)		1,007,100	91.7%	$37.00
(1) Source: Appraisal.
(2) Total / Wtd. Avg. excludes the 101 5th Avenue Property.

Summary of Comparable Retail Leases(1)
Property	Tenant	Leased Sq. Ft.(2)	Initial Rent Per Sq. Ft.	Landlord TI Per Sq. Ft.	# of Months Free Rent
125 5th Avenue	Tumi	2,000	$275.00	$0.00	0
156 5th Avenue	Nike	4,000	$267.50	$0.00	6
103 5th Avenue	Sperry Top Sider	2,400	$260.00	$0.00	6
170 5th Avenue	L'Occitane	2,500	$240.00	$0.00	6.5
110 5th Avenue	Joe Fresh	11,400	$200.00	$0.00	6
200 5th Avenue	Eataly	1,660	$350.00	$0.00	0
200 5th Avenue	Marimekko	3,770	$300.00	$0.00	6
901 Broadway	Brooks Brothers	2,712	$235.00	$0.00	6
Total / Wtd. Avg.		30,442	$245.49	$0.00	5
(1) Source: Appraisal.
(2) Leased Sq. Ft. represents ground floor space leased by tenant.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	U/W	U/W PSF
Base Rent	$4,395,229	$3,947,929	$4,397,605	$5,767,434	$71.36
Rent Steps	0	0	0	46,604	0.58
Value of Vacant Space	0	0	0	182,400	2.26
Gross Potential Rent	$4,395,229	$3,947,929	$4,397,605	$5,996,438	$74.19
Total Recoveries	238,257	284,884	608,402	666,304	8.24
Total Other Income	0	0	1,070,000	0	0.00
Less: Vacancy(1)	0	0	(240,076)	(401,925)	(4.97)
Effective Gross Income	$4,633,486	$4,232,813	$5,835,931	$6,260,817	$77.47
Total Operating Expenses	1,033,401	1,182,810	1,341,442	1,502,862	18.59
Net Operating Income	$3,600,086	$3,050,003	$4,494,489	$4,757,956	$58.87
TI/LC	0	0	0	214,308	2.65
Capital Expenditures	0	0	0	16,164	0.20
Net Cash Flow	$3,600,086	$3,050,003	$4,494,489	$4,527,484	$56.02
(1)	U/W vacancy is equal to 6.0% of gross potential revenue.

Property Management.    101 5th Avenue Property is self-managed by the Borrower.

Lockbox / Cash Management.    The 101 5th Avenue Loan is structured with a soft lockbox (springing to a hard lockbox upon the first occurrence of a Cash Management Trigger Event) and springing cash management.  A Cash Management Trigger Event includes, generally, (i) an event of default under the 101 Fifth Avenue Loan, (ii) bankruptcy or insolvency of the Borrower, Sponsor, any property manager, or tenant Zara USA, Inc., (iii) the DSCR based on the trailing twelve month period is less than 1.10x, or (iv) upon the occurrence of any of the following related to the lease with Zara USA, Inc.: (a) the date that is 30 months prior to the expiration of the lease, unless Zara has extended its lease for a term of not less than five (5) years, (b) a default, (c) Zara fails to be in actual physical occupancy of its space, or (d) Zara gives notice that it is not intending to extend or renew its lease, or is terminating all or a portion of its leased space.  Under certain conditions specified in the 101 5th Avenue Loan documents, cash management may become inactive.  Upon the occurrence of (i), (ii) (other than with respect to tenant Zara) or (iii), above, all excess cash will be swept into a lender controlled account.  Upon the occurrence of certain conditions specified in the 101 5th Avenue Loan documents, the excess cash flow sweep will terminate.

Initial Reserves.    At closing, the borrower deposited (i) $328,367 into a tax reserve account, (ii) $8,771 into an insurance reserve account, (iii) $30,308 into a capital expenditure account, (iv) $325,000 into a rollover reserve account, (v) $652,800 into a Simons Foundation reserve account, which funds are to be held until such time as the borrower replaces Simons Foundation pursuant to a replacement lease with a replacement tenant and such replacement tenant is in occupancy and is paying full unabated rent pursuant to its replacement lease, (vi) $516,800 into a Simons Foundation rollover account, which funds are to be used to pay rollover costs with respect to any replacement lease for the space currently leased to Simons Foundation, and (vii) $80,000 into the LUMA Partners rollover account, which funds shall be used to pay rollover costs with respect to the LUMA Partners lease.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $82,092 into a tax reserve account, (ii) $1,949 into an insurance reserve account, (iii) $1,684 into a capital expenditure account (capped at $60,616) if the Borrower draws upon the initial capital expenditure deposit, (iv) $13,470 into a rollover reserve account (capped at $750,000) if the Borrower draws upon the initial rollover deposit, and (v) during the continuance of a certain events related to the Zara lease, excess cash flow shall be deposited into the Zara rollover account to be used for rollover costs related to one or more replacement leases with respect to the space currently leased to Zara, provided, however, in lieu of the excess cash sweep, Borrower has the option to deposit with Lender cash or a Letter of Credit.

Current Mezzanine or Subordinate Interest.    None.

Future Mezzanine or Subordinate Indebtedness.    Mezzanine financing from a qualified mezzanine lender secured by the direct or indirect ownership interests in the Borrower is permitted subject to satisfaction of the requirements set forth in the 101 5th Avenue loan documents, which include, among other conditions, (i) the aggregate DSCR being above 1.25x and (ii) the aggregate LTV being not greater than 62.0%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

101 Fifth Avenue New York, NY 10003	Collateral Asset Summary 101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,389,270 61.6% 1.29x 9.1%

Condominium Conversion and Partial Release.  The Borrower is permitted to convert the 101 5th Avenue Property to a condominium regime, consisting of one retail unit and one office unit, subject to the satisfaction of the requirements set forth in the 101 Fifth Avenue loan documents which include, among other conditions, approval by Lender of the conversion documents.  Subsequent to the conversion of the Property to the condominium regime, the Borrower is permitted to obtain a release of either of the retail unit or office unit by defeasing such portion of the 101 Fifth Avenue Loan in an amount equal to 115% of the allocated loan amount (as determined by lender at such time in accordance with the terms of the loan documents) of such unit being defeased.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.